Exhibit 10.1

EXECUTION VERSION

RESMED INC.

$500,000,000

$250,000,000 3.24% Series A Senior Notes due July 10, 2026

$250,000,000 3.45% Series B Senior Notes due July 10, 2029

NOTE PURCHASE AGREEMENT

Dated as of July 10, 2019

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Schedule A	—	Defined Terms

SCHEDULE 1(a)	—	Form of 3.24% Series A Senior Note due July 10, 2026

SCHEDULE 1(b)	—	Form of 3.45% Series B Senior Note due July 10, 2029

SCHEDULE 4.4(a)	—	Form of Opinion of Special Counsel for the Company and the Subsidiary Guarantors

SCHEDULE 4.4(b)	—	Form of Opinion of Special Counsel for the Purchasers

SCHEDULE 5.3	—	Disclosure Materials

SCHEDULE 5.4	—	Subsidiaries of the Company and Ownership of Subsidiary Stock

SCHEDULE 5.5	—	Financial Statements

SCHEDULE 5.15	—	Existing Indebtedness

SCHEDULE 10.5	—	Existing Liens

SCHEDULE 13.2	—	Specified Competitors

PURCHASER SCHEDULE	—	Information Relating to Purchasers

EXHIBIT SGA	—	Form of Subsidiary Guaranty Agreement

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RESMED INC.

9001 Spectrum Center Boulevard

San Diego, California 92123

3.24% Series A Senior Notes due July 10, 2026

3.45% Series B Senior Notes due July 10, 2029

Dated as of July 10, 2019

TO EACH OF THE PURCHASERS LISTED IN

THE PURCHASER SCHEDULE HERETO:

Ladies and Gentlemen:

RESMED INC., a Delaware corporation (the “Company”), agrees with each of the Purchasers as follows:

SECTION 1.         AUTHORIZATION OF NOTES.

The Company will authorize the issue and sale of $500,000,000 aggregate principal amount of its senior notes consisting of (a) $250,000,000 aggregate principal amount of its 3.24% Series A Senior Notes due July 10, 2026 (the “Series A Notes”) and (b) $250,000,000 aggregate principal amount of its 3.45% Series B Senior Notes due July 10, 2029 (the “Series B Notes”). The Series A Notes and the Series B Notes are hereinafter referred to collectively as the “Notes.” The Series A Notes and the Series B Notes shall be substantially in the forms set out in Schedules 1(a) and 1(b), respectively. Certain capitalized and other terms used in this Agreement are defined in Schedule A and, for purposes of this Agreement, the rules of construction set forth in Section 22.4 shall govern.

SECTION 2.         SALE AND PURCHASE OF NOTES; SUBSIDIARY GUARANTY.

Section 2.1.    Sale and Purchase of Notes. Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes of the series and in the principal amount specified opposite such Purchaser’s name in the Purchaser Schedule at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

Section 2.2.    Subsidiary Guaranty. The obligations of the Company hereunder and under the Notes will be unconditionally and irrevocably guaranteed by each Subsidiary Guarantor pursuant to that certain Subsidiary Guaranty Agreement to be dated as of the date of the Closing (the “Subsidiary Guaranty Agreement”) substantially in the form of Exhibit SGA.

SECTION 3.         CLOSING.

The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Schiff Hardin LLP, 666 Fifth Avenue, 17th Floor, New York, New York 10103, at 11:00 a.m., New York time, at a closing (the “Closing”) on July 10, 2019. At the Closing, the Company will deliver to each Purchaser the Notes of each series to be purchased by such Purchaser in the form of a single Note of such series (or such greater number of Notes of such series in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer to the account of the Company set forth in the funding instructions delivered by the Company pursuant to Section 4.10. If at the Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure by the Company to tender such Notes or any of the conditions specified in Section 4 not having been fulfilled to such Purchaser’s satisfaction.

SECTION 4.         CONDITIONS TO CLOSING.

Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions:

Section 4.1.      Representations and Warranties.

(a)         Representations and Warranties of the Company. The representations and warranties of the Company in this Agreement shall be correct at the Closing.

(b)         Representations and Warranties of each Subsidiary Guarantor. The representations and warranties of each Subsidiary Guarantor in the Subsidiary Guaranty Agreement shall be correct at the Closing.

Section 4.2.      Performance; No Default. The Company and each Subsidiary Guarantor shall have performed and complied with all agreements and conditions contained in this Agreement and the Subsidiary Guaranty Agreement required to be performed or complied with by it prior to or at the Closing. Before and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction from the date of the Memorandum until the Closing that would have been prohibited by Section 10 had such Section applied since such date.

Section 4.3.      Compliance Certificates.

(a)         Officer’s Certificate of the Company. The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

(b)         Secretary’s Certificate of the Company. The Company shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of the Closing, certifying as to (1) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement and (2) the Company’s organizational documents as then in effect.

(c)         Officer’s Certificate of each Subsidiary Guarantor. Each Subsidiary Guarantor shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1(b), 4.2 and 4.9 have been fulfilled.

(d)         Secretary’s Certificate of each Subsidiary Guarantor. Each Subsidiary Guarantor shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of the Closing, certifying as to (1) the resolutions attached thereto and other corporate or limited liability company proceedings relating to the authorization, execution and delivery of the Subsidiary Guaranty Agreement and (2) such Subsidiary Guarantor’s organizational documents as then in effect.

The certificates required under this Section 4.3 may be combined and delivered as one or more certificates.

Section 4.4.    Opinions of Counsel. Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) from DLA Piper LLP (US), counsel for the Company and the Subsidiary Guarantors, covering the matters set forth in Schedule 4.4(a) and covering such other customary matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to the Purchasers) and (b) from Schiff Hardin LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Schedule 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

Section 4.5.    Purchase Permitted By Applicable Law, Etc. On the date of the Closing such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date of the Closing. If requested by such Purchaser at least five Business Days prior to the date of the Closing, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

Section 4.6.    Sale of Other Notes. Contemporaneously with the Closing, the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at the Closing as specified in the Purchaser Schedule.

Section 4.7.    Payment of Special Counsel Fees. Without limiting Section 15.1, the Company shall have paid on or before the date of the Closing the reasonable and documented fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4(b) to the extent reflected in a statement of such counsel rendered to the Company at least two Business Days prior to the Closing.

Section 4.8.    Private Placement Numbers. A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for each series of the Notes.

Section 4.9.    Changes in Corporate Structure. Neither the Company nor any Subsidiary Guarantor shall have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

Section 4.10.    Funding Instructions. At least three Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company directing the manner of the payment of the purchase price for the Notes and setting forth (a) the name and address of the transferee bank, (b) such transferee bank’s ABA number and (c) the account name and number into which the purchase price for the Notes is to be deposited.

Section 4.11.    Subsidiary Guaranty Agreement. Such Purchaser shall have received a copy of the Subsidiary Guaranty Agreement which shall have been duly authorized, executed and delivered by each Person then required to be a Subsidiary Guarantor.

Section 4.12.    Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

SECTION 5.         REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each Purchaser that:

Section 5.1.    Organization; Power and Authority.

(a)        The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority (1) to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact and (2) to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof, except, in each case referred to in clause (1) above, where the failure to have such power and authority could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)        Each Subsidiary Guarantor is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or limited liability company and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Subsidiary Guarantor has the corporate or limited liability company power and authority (1) to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact and (2) to execute and deliver the Subsidiary Guaranty Agreement and to perform the provisions thereof, except, in each case referred to in clause (1) above, where the failure to have such power and authority could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.2.    Authorization, Etc.

(a)        This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b)        The Subsidiary Guaranty Agreement has been duly authorized by all necessary corporate or limited liability company action on the part of each Subsidiary Guarantor, and the Subsidiary Guaranty Agreement constitutes the legal, valid and binding obligation of each Subsidiary Guarantor enforceable against each Subsidiary Guarantor in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.3.     Disclosure. The Company, through its agents, BofA Securities, Inc. and JPMorgan Securities LLC, has made available to each Purchaser a copy of a Private Placement Memorandum, dated May 2019 (the “Memorandum”), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. This Agreement, the Subsidiary Guaranty Agreement, the Memorandum, the financial statements listed in Schedule 5.5 and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company prior to June 11, 2019 in connection with the transactions contemplated hereby and identified in Schedule 5.3 (this Agreement, the Subsidiary Guaranty Agreement, the Memorandum and such documents, certificates or other writings and such financial statements delivered to each Purchaser being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Disclosure Documents, since June 30, 2018, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

Section 5.4.     Organization and Ownership of Shares of Subsidiaries; Affiliates.

(a)        Schedule 5.4 contains (except as noted therein) complete and correct lists of (1) the Company’s Subsidiaries, showing, as to each Subsidiary, the name thereof, the jurisdiction of its organization, the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary and whether such Subsidiary is a Subsidiary Guarantor and/or a Significant Subsidiary, and (2) the Company’s directors and senior officers.

(b)        All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by the Company or another Subsidiary free and clear of any Lien that is prohibited by this Agreement.

(c)        Each Subsidiary (other than a Subsidiary Guarantor) is a corporation or other legal entity duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and, where applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact, except where the failure to have such power and authority could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(d)        No Subsidiary is subject to any legal, regulatory, contractual or other restriction (other than the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law, currency controls or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

Section 5.5.     Financial Statements; Material Liabilities. The Company has delivered to each Purchaser copies of the consolidated financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of such financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments and the absence of footnotes).    The Company and its Subsidiaries do not have any Material liabilities that are not disclosed in the Disclosure Documents.

Section 5.6.     Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by (a) the Company of this Agreement and the Notes and (b) each Subsidiary Guarantor of the Subsidiary Guaranty Agreement will not (1) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter, regulations or by-laws, shareholders agreement or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (2) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (3) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

Section 5.7.     Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by (a) the Company of this Agreement or the Notes or (b) any Subsidiary Guarantor of the Subsidiary Guaranty Agreement.

Section 5.8.     Litigation; Observance of Agreements, Statutes and Orders.

(a)        There are no actions, suits, investigations or proceedings pending or, to the best knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)        Neither the Company nor any Subsidiary is (1) in default under any agreement or instrument to which it is a party or by which it is bound, (2) in violation of any order, judgment, decree or ruling of any court, any arbitrator of any kind or any Governmental Authority or (3) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including Environmental Laws, the USA PATRIOT Act or any of the other laws and regulations that are referred to in Section 5.16), which default or violation could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.9.     Taxes. The Company and its Subsidiaries have filed all federal, state and other material tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except (a) for any such returns where the failure to file could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (b) for any such taxes and assessments (1) the amount of which, individually or in the aggregate, is not Material or (2) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of U.S. federal, state or other taxes for all fiscal periods are adequate in accordance with GAAP. The U.S. federal income tax liabilities of the Company and its Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended June 30, 2015.

Section 5.10.    Title to Property; Leases. The Company and its Subsidiaries have good and sufficient title to, or valid leasehold interests in, their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after such date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

Section 5.11.    Licenses, Permits, Etc.

(a)        The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others.

(b)        To the best knowledge of the Company, no product or service of the Company or any of its Subsidiaries infringes in any material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person.

(c)        To the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

Section 5.12.    Compliance with Employee Benefit Plans.

(a)        The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could, individually or in the aggregate, reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or federal law or section 4068 of ERISA or by the granting of a security interest in connection with the amendment of a Plan, other than such liabilities or Liens as would not be individually or in the aggregate Material.

(b)        The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The present value of the accrued benefit liabilities (whether or not vested) under each Non-U.S. Plan that is funded, determined as of the end of the Company’s most recently ended fiscal year on the basis of reasonable actuarial assumptions, did not exceed the current value of the assets of such Non-U.S. Plan allocable to such benefit liabilities. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.

(c)        The Company and its ERISA Affiliates have not incurred (1) withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material or (2) any obligation in connection with the termination of or withdrawal from any Non-U.S. Plan that individually or in the aggregate are Material.

(d)        The expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 715-60, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

(e)         The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.3 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser.

(f)        All Non-U.S. Plans have been established, operated, administered and maintained in compliance with all laws, regulations and orders applicable thereto, except where failure so to comply could not be reasonably expected to have a Material Adverse Effect. All premiums, contributions and any other amounts required by applicable Non-U.S. Plan documents or applicable laws to be paid or accrued by the Company and its Subsidiaries have been paid or accrued as required, except where failure so to pay or accrue could not be reasonably expected to have a Material Adverse Effect.

Section 5.13.    Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Notes, the Subsidiary Guaranty Agreement or any similar Securities for sale to, or solicited any offer to buy the Notes, the Subsidiary Guaranty Agreement or any similar Securities from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 40 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes or the execution and delivery of the Subsidiary Guaranty Agreement to the registration requirements of section 5 of the Securities Act or to the registration requirements of any Securities or blue sky laws of any applicable jurisdiction.

Section 5.14.    Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes hereunder as set forth in the Memorandum. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15.    Existing Indebtedness; Future Liens.

(a)        Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of May 31, 2019 (including descriptions of the obligors and obligees, principal amounts outstanding, any collateral therefor and any Guaranty thereof), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b)        Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Indebtedness or to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Indebtedness.

(c)        Neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other agreement (including its charter or any other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company or any Subsidiary Guarantor, except as disclosed in Schedule 5.15.

Section 5.16.    Foreign Assets Control Regulations, Etc.

(a)        Neither the Company nor any Controlled Entity (1) is a Blocked Person, (2) has been notified that its name appears or may in the future appear on a State Sanctions List or (3) is a target of sanctions that have been imposed by the United Nations or the European Union.

(b)        Neither the Company nor any Controlled Entity (1) has violated, been found in violation of, or been charged or convicted under, any applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws or (2) to the Company’s knowledge, is under investigation by any Governmental Authority for possible violation of any U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws.

(c)        No part of the proceeds from the sale of the Notes hereunder:

(1)        constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Company or any Controlled Entity,

directly or indirectly, (i) in connection with any investment in, or any transactions or dealings with, any Blocked Person, (ii) for any purpose that would cause any Purchaser to be in violation of any U.S. Economic Sanctions Laws or (iii) otherwise in violation of any U.S. Economic Sanctions Laws;

(2)        will be used, directly or indirectly, in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Money Laundering Laws; or

(3)        will be used, directly or indirectly, for the purpose of making any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage, in each case which would be in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Corruption Laws.

(d)        The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws and Anti-Corruption Laws.

Section 5.17.    Status under Certain Statutes. Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, the Public Utility Holding Company Act of 2005, the ICC Termination Act of 1995, or the Federal Power Act.

Section 5.18.    Environmental Matters.

(a)        Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim and no proceeding has been instituted asserting any claim against the Company or any of its Subsidiaries or any of their respective real properties or other assets now or formerly owned, leased or operated by any of them, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(b)        Neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(c)        Neither the Company nor any Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them in a manner which is contrary to any Environmental Law that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(d)        Neither the Company nor any Subsidiary has disposed of any Hazardous Materials in a manner which is contrary to any Environmental Law that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(e)        All buildings on all real properties now owned, leased or operated by the Company or any Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

SECTION 6.         REPRESENTATIONS OF THE PURCHASERS.

Section 6.1.    Purchase for Investment. Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

Section 6.2.    Accredited Investor. Each Purchaser severally represents that it is an “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others are also “accredited investors”). Each Purchaser further severally represents that the Company has made available to it, a reasonable time prior to the consummation of the transactions contemplated by this Agreement, the opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Notes that it is purchasing or shall purchase and to obtain any additional information which the Company possesses or could acquire without unreasonable effort or expense; provided that the foregoing shall not be construed as limiting the ability of any Purchaser to rely on the representations and warranties contained herein and in the Subsidiary Guaranty Agreement.

Section 6.3.    Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(a)        the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b)        the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c)        the Source is either (1) an insurance company pooled separate account, within the meaning of PTE 90-1 or (2) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d)        the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a Person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (1) the identity of such QPAM and (2) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d); or

(e)        the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a Person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (1) the identity of such INHAM and (2) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f)        the Source is a governmental plan; or

(g)        the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h)        the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.3, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

SECTION 7.         INFORMATION AS TO COMPANY

Section 7.1.     Financial and Business Information. The Company shall deliver to each holder of a Note that is an Institutional Investor:

(a)        Quarterly Statements — within 60 days (or such shorter period as is the earlier of (x) 15 days greater than the period applicable to the filing of the Company’s Quarterly Report on Form 10-Q (the “Form 10-Q”) with the SEC regardless of whether the Company is subject to the filing requirements thereof and (y) the date by which such financial statements are required to be delivered under any Material Credit Facility or the date on which such corresponding financial statements are delivered under any Material Credit Facility if such delivery occurs earlier than such required delivery date) after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

(1)        a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

(2)        consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments and the absence of footnotes;

(b)        Annual Statements — within 105 days (or such shorter period as is the earlier of (x) 15 days greater than the period applicable to the filing of the Company’s Annual Report on Form 10-K (the “Form 10-K”) with the SEC regardless of whether the

Company is subject to the filing requirements thereof and (y) the date by which such financial statements are required to be delivered under any Material Credit Facility or the date on which such corresponding financial statements are delivered under any Material Credit Facility if such delivery occurs earlier than such required delivery date) after the end of each fiscal year of the Company, duplicate copies of,

(1)        a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, and

(2)        consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon (without a “going concern” or similar qualification or exception and without any qualification or exception as to the scope of the audit on which such opinion is based) of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances;

(c)        SEC and Other Reports — promptly upon their becoming available, one copy of (1) each financial statement, report, notice, proxy statement or similar document sent by the Company or any Subsidiary (i) to its creditors under any Material Credit Facility (including any consolidating financial statements then being provided and excluding information sent to such creditors in the ordinary course of administration of a credit facility, such as information relating to pricing and borrowing availability) or (ii) to its public Securities holders generally, and (2) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the SEC and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

(d)        Notice of Default or Event of Default — promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any written notice or taken any action with respect to a claimed default hereunder or that any Person has given any written notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

(e)        Employee Benefits Matters — promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

(1)        with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date of the Closing;

(2)        the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan;

(3)        any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect; or

(4)        receipt of notice of the imposition of a Material financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans;

(f)        Notices from Governmental Authority — promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

(g)        Resignation or Replacement of Auditors — within 10 days following the date on which the Company’s auditors resign or the Company elects to change auditors, as the case may be, notification thereof, together with such further information as the Required Holders may request; and

(h)        Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries (including actual copies of the Company’s Form 10-Q and Form 10-K) or relating to the ability of the Company or any Subsidiary Guarantor to perform its obligations hereunder, under the Notes or under the Subsidiary Guaranty Agreement as from time to time may be reasonably requested by any such holder of a Note; provided, that, so long as no Default or Event of Default has occurred and is continuing, the Company and its Subsidiaries shall not be required to prepare or deliver monthly financial statements or any other financial statements other than those (1)

described in Section 7.1(a), (b) or (c)(1) above, or (2) included in the Company’s Form 10-Qs and Form 10-Ks.

Section 7.2.     Officer’s Certificate. Each set of financial statements delivered to a holder of a Note pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer:

(a)        Covenant Compliance — setting forth the information from such financial statements that is required in order to establish whether the Company was in compliance with the requirements of Section 10 and any Additional Provision during the quarterly or annual period covered by the financial statements then being furnished (including with respect to each such provision that involves mathematical calculations, the information from such financial statements that is required to perform such calculations) and detailed calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Section (including an express statement as to whether or not a Leverage Spike Period is then in effect and, if so, the fiscal quarters covered thereby), and the calculation of the amount, ratio or percentage then in existence. In the event that the Company or any Subsidiary has made an election to measure any financial liability using fair value (which election is being disregarded for purposes of determining compliance with this Agreement pursuant to Section 22.2(c)) as to the period covered by any such financial statement, such Senior Financial Officer’s certificate as to such period shall include a reconciliation from GAAP with respect to such election;

(b)        Event of Default — certifying that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto; and

(c)        Subsidiary Guarantors – setting forth a list of all Subsidiaries that are Subsidiary Guarantors and certifying that each Subsidiary that is required to be a Subsidiary Guarantor pursuant to Section 9.7 is a Subsidiary Guarantor, in each case, as of the date of such certificate of Senior Financial Officer.

Section 7.3.     Visitation. The Company shall permit the representatives of each Purchaser and each holder of a Note that is an Institutional Investor:

(a)        No Default — if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and (with the consent of the

Company, which consent will not be unreasonably withheld) its independent public accountants (it being understood that representatives of the Company may be present at any such discussion with its independent public accountants, if requested by such accountants), and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

(b)        Default — if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, and subject to Section 20, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries, it being understood that representatives of the Company may be present at any such discussion with its independent public accountants, if required by such accountants), all at such times and as often as may be requested.

Section 7.4.     Electronic Delivery. Financial statements, opinions of independent certified public accountants, other information and Officer’s Certificates that are required to be delivered by the Company pursuant to Sections 7.1(a), (b) or (c) and Section 7.2 shall be deemed to have been delivered if the Company satisfies any of the following requirements with respect thereto:

(a)        such financial statements satisfying the requirements of Section 7.1(a) or (b) and related Officer’s Certificate satisfying the requirements of Section 7.2 and any other information required under Section 7.1(c) are delivered to each holder of a Note by e-mail at the e-mail address set forth in such holder’s Purchaser Schedule or as communicated from time to time in a separate writing delivered to the Company;

(b)        the Company shall have timely filed such Form 10-Q or Form 10-K, satisfying the requirements of Section 7.1(a) or Section 7.1(b), as the case may be, with the SEC on EDGAR and shall have made such form and the related Officer’s Certificate satisfying the requirements of Section 7.2 available on its home page on the internet, which is located at http://resmed.com as of the date of the Closing;

(c)        such financial statements satisfying the requirements of Section 7.1(a) or Section 7.1(b) and related Officer’s Certificate satisfying the requirements of Section 7.2 and any other information required under Section 7.1(c) are timely posted by or on behalf of the Company on IntraLinks or on any other similar website to which each holder of Notes has free access; or

(d)        the Company shall have timely filed any of the items referred to in Section 7.1(c) with the SEC on EDGAR and shall have made such items available on its home page on the internet or on IntraLinks or on any other similar website to which each holder of Notes has free access;

provided however, that in no case shall access to such financial statements, other information and Officer’s Certificates be conditioned upon any waiver or other agreement or consent (other than confidentiality provisions consistent with Section 20 of this Agreement); provided further, that in the case of any of clauses (b), (c) or (d), the Company shall have given each holder of a Note prior or contemporaneous written notice, which may be by e-mail or in accordance with Section 18, of such posting or filing in connection with each delivery, provided further, that upon request of any holder to receive paper copies of such forms, financial statements, other information and Officer’s Certificates or to receive them by e-mail, the Company will promptly e-mail them or deliver such paper copies as are specifically requested, as the case may be, to such holder.

SECTION 8.              PAYMENT AND PREPAYMENT OF THE NOTES.

Section 8.1.    Maturity. As provided therein, the entire unpaid principal balance of each Note shall be due and payable on the Maturity Date thereof.

Section 8.2.    Optional Prepayments with Make-Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 5% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, and the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 10 days and not more than 60 days prior to the date fixed for such prepayment unless the Company and the Required Holders agree to another time period pursuant to Section 17. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

Section 8.3.    Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes pursuant to Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment. In the case of each partial prepayment of the Notes pursuant to Section 8.7 or Section 8.8, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes being prepaid at such time in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

Section 8.4.    Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Section 8.5.     Purchase of Notes. The Company will not, and will not permit any Affiliate to, purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Company or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 10 Business Days. If the holders of more than 50% of the principal amount of the Notes then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 10 Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

Section 8.6.     Make-Whole Amount.

The term “Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings: “Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (a) 0.50% plus (b) the yield to maturity implied by the “Ask Yield(s)” reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining

Average Life of such Called Principal as of such Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (1) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (2) interpolating linearly between the “Ask Yields” Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (i) closest to and greater than such Remaining Average Life and (ii) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (A) 0.50% plus (B) the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (I) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (II) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (1) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (2) the number of years, computed on the basis of a 360-day year comprised of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or Section 12.1.

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

Section 8.7.     Offer to Prepay Notes in the Event of a Change of Control.

(a)        Notice of Change of Control or Control Event. The Company will, within 10 Business Days after any Responsible Officer has knowledge of the occurrence of any Change of Control of the Company or any Control Event, give written notice of such Change of Control or Control Event to each holder of Notes. If a Change of Control of the Company has occurred, such notice shall contain and constitute an offer by the Company to prepay the Notes as described in Section 8.7(b) and shall be accompanied by the certificate described in Section 8.7(e).

(b)        Offer to Prepay Notes. The offer to prepay Notes contemplated by Section 8.7(a) shall be an offer to prepay, in accordance with and subject to this Section 8.7, all, but not less than all, Notes held by each holder on the date specified in such offer (the “Change of Control Proposed Prepayment Date”) which date shall be a Business Day not less than 30 days and not more than 60 days after the date of such offer (or if the Change of Control Proposed Prepayment Date shall not be specified in such offer, the Change of Control Proposed Prepayment Date shall be the Business Day nearest to the 30th day after the date of such offer).

(c)        Acceptance; Rejection. A holder of Notes may accept or reject the offer to prepay made pursuant to this Section 8.7 by causing a notice of such acceptance or rejection to be delivered to the Issuer at least five Business Days prior to the Change of Control Proposed Prepayment Date. A failure by a holder of Notes to so respond to an offer to prepay made pursuant to this Section 8.7 shall be deemed to constitute a rejection of such offer by such holder.

(d)        Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section 8.7 shall be at 100% of the principal amount of such Notes, together with accrued and unpaid interest on such Notes accrued to the date of prepayment but without any Make-Whole Amount. The prepayment shall be made on the Change of Control Proposed Prepayment Date.

(e)        Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 8.7 shall be accompanied by a certificate, executed by a Senior Financial Officer and dated the date of such offer, specifying (1) the Change of Control Proposed Prepayment Date, (2) that such offer is made pursuant to this Section 8.7 and that failure by a holder to respond to such offer by the deadline established in Section 8.7(c) shall result in such offer to such holder being deemed rejected, (3) the principal amount of each Note offered to be prepaid, (4) the interest that would be due on each Note offered to be prepaid, accrued to the Change of Control Proposed Prepayment Date, (5) that the conditions of this Section 8.7 have been fulfilled and (6) in reasonable detail, the nature and date of the Change of Control of the Company.

(f)        Change of Control Defined. “Change of Control” means, with respect to any Person, any transaction or series of related transactions in which any Unrelated Person or two or more Unrelated Persons acting in concert, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934 (the “Exchange Act”), except that an Unrelated Person or any two or more Unrelated Persons acting in concert shall be deemed to have “beneficial ownership” of all securities that such Unrelated Person(s) have the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 35% or more of the outstanding equity securities of such Person entitled to vote for members of the board of directors or equivalent governing body of such Person on a fully diluted basis (and taking into account all such securities that such Unrelated Person(s) have the right to acquire pursuant to any option right). “Unrelated Person” means any person (as such term is used in Section 13(d) and Section 14(d) of the Exchange Act) other than (1) the Company or any Wholly-Owned Subsidiary, or (2) an employee stock ownership plan or other employee benefit plan covering the employees of the Company or any Subsidiary Guarantor and their Subsidiaries.

(g)        Control Event Defined. “Control Event” means the execution of any definitive written agreement which, when fully performed by the parties thereto, would result in a Change of Control of the Company.

Section 8.8.     Offer to Prepay Notes upon a Sale of Assets.

(a)        Notice and Offer. In the event of a sale, lease or other disposition of a “substantial part” of the assets of the Company or any Subsidiary where the Company has elected to apply the net proceeds of such sale, lease or other disposition pursuant to Section 10.8(b), the Company shall, no later than the 120th day following the date of such sale, lease or other disposition, give written notice of such event (a “Sale of Assets Prepayment Event”) to each holder of Notes. Such notice shall contain, and shall constitute, an irrevocable offer to prepay a Ratable Portion of the Notes held by such holder on the date specified in such notice (the “Sale of Assets Prepayment Date”) which date shall be a Business Day not less than 30 days and not more than 60 days after such notice.

(b)        Acceptance and Payment. A holder of Notes may accept or reject the offer to prepay pursuant to this Section 8.8 by causing a notice of such acceptance or rejection to be delivered to the Company at least 10 days prior to the Sale of Assets Prepayment Date. A failure by a holder of the Notes to respond to an offer to prepay made pursuant to this Section 8.8 shall be deemed to constitute a rejection of such offer by such holder. If so accepted, such offered prepayment in respect of the Ratable Portion of the Notes of each holder that has accepted such offer shall be due and payable on the Sale of Assets Prepayment Date. Such offered prepayment shall be made at 100% of the aggregate Ratable Portion of the Notes of each holder that has accepted such offer, together with interest on that portion of the Notes then being prepaid accrued to the Sale of Assets Prepayment Date but without any Make-Whole Amount.

(c)        Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 8.8 shall be accompanied by a certificate, executed by a Senior Financial Officer and dated the date of such offer, specifying: (1) the Sale of Assets Prepayment Date; (2) that such offer is being made pursuant to this Section 8.8 and that the failure by a holder to respond to such offer by the deadline established in Section 8.8(b) shall result in such offer to such holder being deemed rejected; (3) the Ratable Portion of each such Note offered to be prepaid; (4) the interest that would be due on the Ratable Portion of each such Note offered to be prepaid, accrued to the Sale of Assets Prepayment Date; (5) that the conditions of this Section 8.8 have been satisfied and (6) in reasonable detail, a description of the nature and date of the Sale of Assets Prepayment Event giving rise to such offer of prepayment.

Section 8.9.     Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, (a) except as set forth in clause (b), any payment of interest on any Note that is due on a date that is not a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; and (b) any payment of principal of or Make-Whole Amount on any Note (including principal due on the Maturity Date of such Note) that is due on a date that is not a Business Day shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

SECTION 9.         AFFIRMATIVE COVENANTS.

The Company covenants that, so long as any of the Notes are outstanding:

Section 9.1.     Compliance with Laws. Without limiting Section 10.4, the Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject (including ERISA, Environmental Laws, the USA PATRIOT Act and the other laws and regulations that are referred to in Section 5.16) and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.2.     Insurance. The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

Section 9.3.     Maintenance of Properties. The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section 9.3 shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.4.     Payment of Taxes and Claims. The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax, assessment, charge, levy or claim if (a) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (b) the nonpayment of all such taxes, assessments, charges, levies and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.5.     Corporate Existence, Etc. Subject to Section 10.2, the Company will at all times preserve and keep its corporate existence in full force and effect. Subject to Section 10.2 and Section 10.8, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Wholly-Owned Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

Section 9.6.     Books and Records. The Company will, and will cause each of its Subsidiaries to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such Subsidiary, as the case may be. The Company will, and will cause each of its Subsidiaries to, keep books, records and accounts which, in reasonable detail, accurately reflect all transactions and dispositions of assets. The Company and its Subsidiaries have devised a system of internal accounting controls sufficient to provide reasonable assurances that their respective books, records, and accounts accurately reflect all transactions and dispositions of assets and the Company will, and will cause each of its Subsidiaries to, continue to maintain such system.

Section 9.7.     Subsidiary Guarantors.

(a)        The Company will cause each of its Subsidiaries that guarantees or otherwise becomes liable at any time, whether as a borrower or an additional or co-borrower or otherwise, for or in respect of any Indebtedness under any Material Credit Facility to concurrently therewith:

(1)        execute a supplement to the Subsidiary Guaranty Agreement in the form of Exhibit A thereto (a “Subsidiary Guaranty Supplement”); and

(2)        deliver the following to each holder of a Note:

(i)        an executed counterpart of such Subsidiary Guaranty Supplement;

(ii)        a certificate signed by an authorized responsible officer of such Subsidiary containing representations and warranties on behalf of such Subsidiary to the same effect, mutatis mutandis, as those contained in Sections 5.1(b), 5.2(b), 5.6(b) and 5.7(b) of this Agreement (but with respect to such Subsidiary, such Subsidiary Guaranty Supplement and the Subsidiary Guaranty Agreement, as the case may be);

(iii)        all documents as may be reasonably requested by the Required Holders to evidence the due organization, continuing existence and, where applicable, good standing of such Subsidiary and the due authorization by all requisite action on the part of such Subsidiary of the execution and delivery of such Subsidiary Guaranty Supplement and the performance by such Subsidiary of its obligations under the Subsidiary Guaranty Agreement; and

(iv)        to the extent an opinion of counsel is required to be or is otherwise delivered under the relevant Material Credit Facility, an opinion of counsel reasonably satisfactory to the Required Holders covering such matters relating to such Subsidiary, such Subsidiary Guaranty Supplement and the Subsidiary Guaranty Agreement as the Required Holders may reasonably request.

(b)        At the election of the Company and by written notice to each holder of Notes, any Subsidiary Guarantor may be discharged from all of its obligations and liabilities under the Subsidiary Guaranty Agreement and shall be automatically released from its obligations thereunder without the need for the execution or delivery of any other document by the holders, provided that (1) if such Subsidiary Guarantor is a guarantor or is otherwise liable for or in respect of any Material Credit Facility, then such Subsidiary Guarantor has been released and discharged (or will be released and discharged concurrently with the release of such Subsidiary Guarantor under the Subsidiary Guaranty Agreement) under such Material Credit Facility, (2) at the time of, and after giving effect to, such release and discharge, no Default or Event of Default shall be existing, (3) no amount is then due and payable under the Subsidiary Guaranty Agreement, (4) if in connection with such Subsidiary Guarantor being released and discharged under any Material Credit Facility, any fee or other form of consideration is given to any holder of Indebtedness under such Material Credit Facility for such release, the holders of the Notes shall receive equivalent consideration substantially concurrently therewith and (5) each holder shall have received a certificate of a Responsible Officer certifying as to the matters set forth in clauses (1) through (4). In the event of any such release, for purposes of Section 10.7, all Indebtedness of such Subsidiary shall be deemed to have been incurred concurrently with such release.

Anything in this Section 9.7 to the contrary notwithstanding, a Foreign Subsidiary that guarantees or is otherwise liable as a borrower or an additional or co-borrower under a Material Credit Facility shall be deemed not to be a guarantor, borrower or an additional or co-borrower of Indebtedness existing under such Material Credit Facility for purposes of this Section 9.7 if such Subsidiary shall have no obligations under such Material Credit Facility (or any other agreement or instrument relating thereto) for the repayment of any Indebtedness of the Company or any other Subsidiary outstanding thereunder (whether upon default by any party to such Material Credit Facility (or otherwise)) other than Indebtedness of another Foreign Subsidiary which Subsidiary also satisfies the conditions of this sentence.

Section 9.8.     Most Favored Lender.

(a)        If on the date of the Closing or at any time thereafter the Company shall be party to any Material Credit Facility or any amendment, modification or supplement to an existing or future Material Credit Facility, which Material Credit Facility includes (or which amendment, modification or supplement incorporates) any Financial Covenant, and such Financial Covenant would be more beneficial to the Purchasers or holders of Notes than the provisions of this Agreement (any such provision, an “MFL Provision”), then the Company shall provide an MFL Notice (as defined below). Any such MFL Provision, whether in effect on the date of the Closing or thereafter, is and shall be deemed automatically incorporated by reference into this Agreement (an “Additional Provision”), mutatis mutandis, as if set forth fully herein, effective as of the date when such MFL Provision is or shall have become effective under such Material Credit Facility. Upon the request of the Required Holders, the Company and the Required Holders shall enter into an additional agreement or an amendment to this Agreement (as the Required Holders may request), evidencing the incorporation of such Additional Provision substantially as provided for in the applicable Material Credit Facility.

(b)        Provided that no Default or Event of Default has occurred and is continuing (including as a result of a breach of an Additional Provision), (1) if any MFL Provision that has been incorporated herein pursuant to clause (a) is subsequently amended or modified in each relevant Material Credit Facility with the effect that such MFL Provision is made less restrictive, the corresponding Additional Provision shall be deemed amended or modified to the same effect in this Agreement, effective as of the date when such amendment or modification of the MFL Provision became effective under the last relevant Material Credit Facility, (2) if any MFL Provision that has been incorporated herein pursuant to clause (a) is subsequently waived under each relevant Material Credit Facility, the corresponding Additional Provision shall be deemed waived under this Agreement for the same time period as waived under all relevant Material Credit Facilities and on the same terms and conditions as apply under the waiver most favorable to the lender or lenders in relation to the relevant Material Credit Facilities and (3) if any MFL Provision that has been incorporated herein pursuant to clause (a) is subsequently removed or terminated from each relevant Material Credit Facility or the Company is otherwise not required to comply therewith under each relevant Material Credit Facility, then the Company shall, effective as of the date when (i) the removal or termination of such MFL Provision became effective under the last relevant Material Credit Facility, or (ii) the requirement to comply therewith ceases to exist under the last relevant Material Credit Facility, in each case, no longer be or remain obligated to comply with the corresponding Additional Provision hereunder; provided, however, that, if in connection with any such amendment or modification making an MFL Provision less restrictive in any relevant Material Credit Facility, any such waiver of an MFL Provision under any Material Credit Facility or any such removal or termination of the effectiveness of an MFL Provision in any Material Credit Facility (in any such case, a “Facility Covenant Loosening”) any consideration is provided to any lender or lenders or agent in respect of such Material Credit Facility in consideration of such Facility Covenant Loosening (other than amounts paid in satisfaction of principal or interest under such Material Credit Facility upon the termination thereof), then the Purchasers or holders of Notes shall be (concurrently with the provision of such consideration to such lender, lenders or agent) be provided with equivalent consideration to such consideration on a pro rata basis for the loosening, waiver, removal or termination of the effectiveness of the corresponding Additional Provision in this Agreement and no such loosening, waiver, removal or termination of the effectiveness of such Additional Provision in this Agreement shall be effective unless and until such equivalent consideration is paid to the Purchasers and the holders of the Notes.

(c)        For the avoidance of doubt, each of the existing provisions in this Agreement, including the covenants in Section 10, shall remain in this Agreement regardless of whether any Additional Provisions are incorporated into, or subsequently changed or removed from, this Agreement, unless amended or otherwise modified in accordance with Section 17.

(d)        For purposes of this Section, “MFL Notice” means, in respect of any MFL Provision that becomes included in any Material Credit Facility after the date of the Closing, a written notice from a Responsible Officer to each Purchaser and each holder of the Notes delivered promptly, and in any event within 10 Business Days after the inclusion of such MFL Provision in such Material Credit Facility (including by way of amendment or other modification of any existing provision thereof), that refers to the provisions of this Section and sets forth a reasonably detailed description of such MFL Provision (including any defined terms used therein) and related explanatory calculations, as applicable.

SECTION 10.        NEGATIVE COVENANTS.

The Company covenants that, so long as any of the Notes are outstanding:

Section 10.1.     Transactions with Affiliates. The Company will not, and will not permit any Subsidiary to, enter into directly or indirectly any transaction or group of related transactions (including the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate.

Section 10.2.    Merger, Consolidation, Etc. The Company will not, and will not permit any Subsidiary to, consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person unless:

(a)        in the case of any such transaction involving the Company, the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of the Company as an entirety, as the case may be, shall be a solvent corporation or limited liability company organized and existing under the laws of the United States or any state or commonwealth thereof (including the District of Columbia), and, if the Company is not such corporation or limited liability company, (1) such corporation or limited liability company shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes and (2) such corporation or limited liability company shall have caused to be delivered to each holder of any Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof;

(b)        in the case of any such transaction involving a Subsidiary Guarantor, the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of such Subsidiary Guarantor as an entirety, as the case may be, shall be (1) the Company, such Subsidiary Guarantor or another Subsidiary Guarantor; (2) a solvent corporation or limited liability company (other than the Company or another Subsidiary Guarantor) that is organized and existing under the laws of the United States or any state or commonwealth thereof (including the District of Columbia) and, if such Subsidiary Guarantor is not such corporation or limited liability company, (i) such corporation or limited liability company shall have executed and delivered to each holder of Notes its assumption of the due and punctual performance and observance of each covenant and condition of such Subsidiary Guarantor under the Subsidiary Guaranty Agreement and (ii) the Company shall have caused to be delivered to each holder of Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof; or (3) any other Person so long as the transaction is treated as a disposition of all of the assets of such Subsidiary Guarantor for purposes of Section 10.8 and, based on such characterization, would be permitted pursuant to Section 10.8;

(c)        in the case of any such transaction involving a Subsidiary that is not a Subsidiary Guarantor, the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of such Subsidiary as an entirety, as the case may be, shall be (1) the Company, a Subsidiary Guarantor, such Subsidiary or another Subsidiary; (2) a solvent corporation or limited liability company (other than the Company, a Subsidiary Guarantor or another Subsidiary) that concurrently becomes a Subsidiary; or (3) any other Person so long as the transaction is treated as a disposition of all of the assets of such Subsidiary for purposes of Section 10.8 and, based on such characterization, would be permitted pursuant to Section 10.8;

(d)        at the time such transaction or each transaction in such a series of transactions occurs, each Subsidiary Guarantor reaffirms its obligations under the Subsidiary Guaranty Agreement in writing at such time pursuant to documentation that is reasonably acceptable to the Required Holders; and

(e)        immediately before and immediately after giving effect to such transaction or each transaction in any such series of transactions, no Default or Event of Default shall have occurred and be continuing.

No such conveyance, transfer or lease of substantially all of the assets of the Company or any Subsidiary Guarantor shall have the effect of releasing the Company or such Subsidiary Guarantor, as the case may be, or any successor corporation or limited liability company that shall theretofore have become such in the manner prescribed in this Section 10.2, from its liability under (x) this Agreement or the Notes (in the case of the Company) or (y) the Subsidiary Guaranty Agreement (in the case of any Subsidiary Guarantor), unless, in the case of the conveyance, transfer or lease of substantially all of the assets of a Subsidiary Guarantor, such Subsidiary Guarantor is released from the Subsidiary Guaranty Agreement in accordance with Section 9.7(b) in connection with or immediately following such conveyance, transfer or lease.

Section 10.3.    Line of Business. The Company will not, and will not permit any Subsidiary to, engage in any business if, as a result, the general nature of the business in which the Company and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and its Subsidiaries, taken as a whole, are engaged on the date of this Agreement as described in the Memorandum.

Section 10.4.    Economic Sanctions, Etc. The Company will not, and will not permit any Controlled Entity to (a) become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or (b) directly or indirectly have any investment in or engage in any dealing or transaction (including any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (1) would cause any holder or any affiliate of such holder to be in violation of, or subject to sanctions under, any law or regulation applicable to such holder, or (2) is prohibited by or subject to sanctions under any U.S. Economic Sanctions Laws.

Section 10.5.    Liens. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including any document or instrument in respect of goods or accounts receivable) of the Company or any such Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits, except:

(a)        Liens, if any, pursuant to this Agreement;

(b)        Liens existing on the date of the Closing and listed on Schedule 10.5 and any renewals or extensions thereof, provided that (1) the property covered thereby is not changed, (2) the amount secured or benefited thereby is not increased except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder, (3) the direct or any contingent obligor with respect thereto is not changed, and (4) and any renewal or extension of the Indebtedness secured or benefited thereby is, on a pro forma basis, permitted by Section 10.6;

(c)        Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the Company or such Subsidiary in accordance with GAAP;

(d)        carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the Company or such Subsidiary;

(e)        pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(f)        deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(g)        easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company or such Subsidiary;

(h)        Liens securing Indebtedness incurred to finance the purchase or construction of real property used in the business of the Company or any Subsidiary; provided that (1) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (2) the principal amount of the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired or constructed on the date of acquisition or construction, (3) any such Lien shall be created contemporaneously with, or within 180 days after, the acquisition or construction of such property, (4) the aggregate principal amount of all Indebtedness secured by such Liens would, after giving effect to such Indebtedness on a pro forma basis, be permitted by the limitation set forth in Section 10.6 and (5) at the time of such incurrence and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing;

(i)        Liens on property acquired by the Company or any Subsidiary in any Permitted Acquisition that were in existence at the time of the acquisition of such property; provided that (1) no such Lien was created in contemplation of such acquisition, (2) each such Lien shall extend solely to the item or items of property so acquired, (3) the aggregate principal amount of all Indebtedness secured by such Liens would, after giving effect to such Indebtedness on a pro forma basis, be permitted by the limitation set forth in Section 10.6 and (4) at the time of such incurrence and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing;

(j)        Liens and negative pledges under agreements arising in the ordinary course of business and constituting customary provisions restricting the assignment thereof;

(k)        Liens created by or resulting from any litigation or legal proceeding in the ordinary course of business, and not constituting an Event of Default; provided that (1) any such Lien is currently being contested in good faith and by appropriate proceedings diligently conducted, and adequate reserves with respect thereto are maintained on the books of the Company or such Subsidiary in accordance with GAAP and (2) as a result of any such Lien, no material property is subject to a material impending risk of loss or forfeiture;

(l)        rights reserved to or vested in any Governmental Authority to control or regulate, or obligations or duties to any Governmental Authority with respect to, the use of any property; in each case, arising in the ordinary course of business;

(m)       present or future zoning laws and ordinances or other laws and ordinances restricting the occupancy, use, or enjoyment of property and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company or any Subsidiary;

(n)        Liens encumbering customary deposits and margin deposits, and similar Liens attaching to commodity trading accounts and other deposit or brokerage accounts incurred in the ordinary course of business, provided the same are limited to such deposits and accounts and such deposits or accounts are otherwise permitted hereunder;

(o)        precautionary Liens and filings of financing statements under the Uniform Commercial Code, covering assets sold or contributed to any Person permitted hereunder; and

(p)        other Liens securing Indebtedness of the Company or any Subsidiary not otherwise permitted by clauses (a) through (o), provided (1) the aggregate principal amount of all Indebtedness secured by such Liens would, after giving effect to such Indebtedness on a pro forma basis, be permitted by the limitations set forth in Section 10.6 and Section 10.7 and (2) at the time of such incurrence and after giving effect thereto, no Default or Event of Default shall have occurred or be continuing, provided, further, that notwithstanding the foregoing, the Company will not, and will not permit any of its Subsidiaries to, secure pursuant to this Section 10.5(p) any Indebtedness outstanding under or pursuant to any Material Credit Facility unless and until the Notes (and the Subsidiary Guaranty Agreement and any other Guarantee delivered in connection therewith) shall concurrently be secured equally and ratably with such Indebtedness pursuant to documentation reasonably acceptable to the Required Holders in substance and in form, including an intercreditor agreement and opinions of counsel to the Company and/or any such Subsidiary, as the case may be, from counsel that is reasonably acceptable to the Required Holders.

For the purposes of this Section 10.5, any Person becoming a Subsidiary after the date of the Closing shall be deemed to have incurred all of its then outstanding Liens at the time it becomes a Subsidiary, and any Person extending, renewing or refunding any Indebtedness secured by any Lien shall be deemed to have incurred such Lien at the time of such extension, renewal or refunding.

Section 10.6.        Funded Debt to EBITDA. The Company will not, as of the last day of any fiscal quarter of the Company, permit the ratio of Consolidated Funded Debt to Consolidated EBITDA to exceed 3.50 to 1.00; provided that, for the fiscal quarter in which any Material Acquisition is consummated and the immediately following three fiscal quarters (each such period of four consecutive fiscal quarters a “Leverage Spike Period”), such ratio shall not exceed 4.00 to 1.00; provided, however, that (a) the Company may not have more than three Leverage Spike Periods during the term of this Agreement and (b) there must be at least one full fiscal quarter between the end of a Leverage Spike Period and the start of another Leverage Spike Period. This ratio will be calculated at the end of each reporting period for which this Agreement requires the Company to deliver financial statements, using the results of the 12 consecutive month period ending with such reporting period.

Section 10.7.        Priority Debt. The Company will not, at any time, permit the aggregate amount of all Priority Debt to exceed an amount equal to 10% of Consolidated Tangible Assets determined as of the end of the then most recently ended fiscal quarter of the Company.

Section 10.8.        Sales of Assets. The Company will not, and will not permit any Subsidiary to, sell, lease or otherwise dispose of any substantial part (as defined below) of the assets (including capital stock or similar equity interests of Subsidiaries) of the Company and its Subsidiaries; provided, however, that the Company or any Subsidiary may sell, lease or otherwise dispose of assets constituting a substantial part of the assets of the Company and its Subsidiaries if such assets are sold for fair market value and, at such time and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and an amount equal to the net proceeds received from such sale, lease or other disposition (but only with respect to that portion of such assets that exceeds the definition of “substantial part” set forth below) shall be used within 180 days of such sale, lease or disposition, in any combination:

(a)        to acquire productive assets used or useful in carrying on the business of the Company and its Subsidiaries and having a fair market value at least equal to the fair market value of such assets sold, leased or otherwise disposed of; and/or

(b)        to prepay or retire senior Indebtedness of the Company and/or a Subsidiary, provided that in the course of making such application the Company shall offer to prepay each outstanding Note in accordance with Section 8.8 in a principal amount which equals the Ratable Portion for such Note. If any holder of a Note fails to accept such offer of prepayment, then the Company shall prepay or pay or cause to prepay or pay additional senior Indebtedness of the Company or a Subsidiary in an amount equal to the Ratable Portion for such Note.

As used in this Section 10.8, a sale, lease or other disposition of assets shall be deemed to be a “substantial part” of the assets of the Company and its Subsidiaries if the book value of such assets, when added to the book value of all other assets sold, leased or otherwise disposed of by the Company and its Subsidiaries during the period of 365 consecutive days ending on the date of such sale, lease or other disposition, exceeds 10% of the book value of Consolidated Tangible Assets, determined as of the end of the fiscal quarter of the Company immediately preceding such sale, lease or other disposition; provided that there shall be excluded from any determination of a “substantial part” (1) any sale, lease or other disposition of assets in the ordinary course of business of the Company and its Subsidiaries, (2) any sale, lease or other disposition of assets from the Company to a Wholly-Owned Subsidiary or from any Subsidiary to the Company or a Wholly-Owned Subsidiary and (3) any sale of property acquired or constructed by the Company or any Subsidiary after the date of the Closing to any Person within 180 days following the acquisition or completion of construction of such property by the Company or such Subsidiary if the Company or such Subsidiary shall concurrently with such sale, lease such property, as lessee.

SECTION 11.        EVENTS OF DEFAULT.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a)        the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b)        the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

(c)        the Company defaults in the performance of or compliance with any term contained in Section 7.1(d) or Section 10 or any Additional Provision; or

(d)        the Company or any Subsidiary Guarantor defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), (b) and (c)) or in the Subsidiary Guaranty Agreement and such default is not remedied within 30 days after the earlier of (1) a Responsible Officer obtaining actual knowledge of such default and (2) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or

(e)        (1) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made, or (2) any representation or warranty made in writing by or on behalf of any Subsidiary Guarantor or by any officer of such Subsidiary Guarantor in the Subsidiary Guaranty Agreement or any writing furnished in connection with the Subsidiary Guaranty Agreement proves to have been false or incorrect in any material respect on the date as of which made; or

(f)        (1) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $75,000,000 (or its equivalent in the relevant currency of payment) beyond any period of grace provided with respect thereto, or (2) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $75,000,000 (or its equivalent in the relevant currency of payment) or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (3) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (i) the Company or any Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $75,000,000 (or its equivalent in the relevant currency of payment), or (y) one or more Persons have the right to require the Company or any Subsidiary so to purchase or repay such Indebtedness; or

(g)        the Company or any Significant Subsidiary (1) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (2) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (3) makes an assignment for the benefit of its creditors, (4) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (5) is adjudicated as insolvent or to be liquidated, or (6) takes corporate action for the purpose of any of the foregoing; or

(h)        a court or other Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Significant Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Significant Subsidiaries, or any such petition shall be filed against the Company or any of its Significant Subsidiaries and such petition shall not be dismissed within 60 days; or

(i)        any event occurs with respect to the Company or any Significant Subsidiary which under the laws of any jurisdiction is analogous to any of the events described in Section 11(g) or Section 11(h), provided that the applicable grace period, if any, which shall apply shall be the one applicable to the relevant proceeding which most closely corresponds to the proceeding described in Section 11(g) or Section 11(h); or

(j)        one or more final judgments or orders for the payment of money aggregating in excess of $75,000,000 (or its equivalent in the relevant currency of payment), including any such final order enforcing a binding arbitration decision, are rendered against one or more of the Company and its Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

(k)        if (1) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (2) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (3) there is any “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under one or more Plans, determined in accordance with Title IV of ERISA, (4) the aggregate present value of accrued benefit liabilities under all funded Non-U.S. Plans exceeds the aggregate current value of the assets of such Non-U.S. Plans allocable to such liabilities, (5) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (6) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, (7) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder, (8) the Company or any Subsidiary fails to administer or maintain a Non-U.S. Plan in compliance with the requirements of any and all applicable laws, statutes, rules, regulations or court orders or any Non-U.S. Plan is involuntarily terminated or wound up, or (9) the Company or any Subsidiary becomes subject to the imposition of a financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans; and any such event or events described in clauses (1) through (9) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect. As used in this Section 11(k), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA; or

(l)        the Subsidiary Guaranty Agreement shall cease to be in full force and effect, any Subsidiary Guarantor or any Person acting on behalf of any Subsidiary Guarantor shall contest in any manner the validity, binding nature or enforceability of the Subsidiary Guaranty Agreement, or the obligations of any Subsidiary Guarantor under the Subsidiary Guaranty Agreement are not or cease to be legal, valid, binding and enforceable in accordance with the terms of the Subsidiary Guaranty Agreement, in each case, other than in respect of a Subsidiary Guarantor released from the Subsidiary Guaranty Agreement in accordance with Section 9.7(b).

SECTION 12.        REMEDIES ON DEFAULT, ETC.

Section 12.1.    Acceleration.

(a)        If an Event of Default with respect to the Company described in Section 11(g), (h) or (i) (other than an Event of Default described in clause (1) of Section 11(g) or described in clause (6) of Section 11(g) by virtue of the fact that such clause encompasses clause (1) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b)        If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(c)        If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including interest accrued thereon at the applicable Default Rate) and (y) the Make-Whole Amount determined in respect of such principal amount, shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 12.2.    Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note or the Subsidiary Guaranty Agreement, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 12.3.    Rescission. At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the applicable Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 12.4.    No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement, the Subsidiary Guaranty Agreement or any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including reasonable attorneys’ fees, expenses and disbursements.

SECTION 13.        REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

Section 13.1.    Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. If any holder of one or more Notes is a nominee, then (a) the name and address of the beneficial owner of such Note or Notes shall also be registered in such register as an owner and holder thereof and (b) at any such beneficial owner’s option, either such beneficial owner or its nominee may execute any amendment, waiver or consent pursuant to this Agreement. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

Section 13.2.    Transfer and Exchange of Notes. Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(3)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within 10 Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes of the same series (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Schedule 1(a) or Schedule 1(b), as applicable. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred (a) to any Specified Competitor, (b) to any Other Competitor, provided that the limitation contained in this clause (b) shall not apply during any period when a Default or an Event of Default has occurred and is continuing, and (c) in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes of a series, one Note of such series may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.3.

Section 13.3.    Replacement of Notes. Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(3)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a)        in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $100,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b)        in the case of mutilation, upon surrender and cancellation thereof,

within 10 Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 14.        PAYMENTS ON NOTES.

Section 14.1.    Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of Bank of America, N.A. in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Section 14.2.    Payment by Wire Transfer. So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, interest and all other amounts becoming due hereunder by the method and at the address specified for such purpose below such Purchaser’s name in the Purchaser Schedule, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.

Section 14.3.    FATCA Information. By acceptance of any Note, the holder of such Note agrees that such holder will with reasonable promptness duly complete and deliver to the Company, or to such other Person as may be reasonably requested by the Company, from time to time (a) in the case of any such holder that is a United States Person, such holder’s United States tax identification number or other forms reasonably requested by the Company necessary to establish such holder’s status as a United States Person under FATCA and as may otherwise be necessary for the Company to comply with its obligations under FATCA and (b) in the case of any such holder that is not a United States Person, such documentation prescribed by applicable law (including as prescribed by section 1471(b)(3)(C)(i) of the Code) and such additional documentation as may be necessary for the Company to comply with its obligations under FATCA and to determine that such holder has complied with such holder’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from any such payment made to such holder. Nothing in this Section 14.3 shall require any holder to provide information that is confidential or proprietary to such holder unless the Company is required to obtain such information under FATCA and, in such event, the Company shall treat any such information it receives as confidential.

SECTION 15.        EXPENSES, ETC.

Section 15.1.    Transaction Expenses.   Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Subsidiary Guaranty Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Subsidiary Guaranty Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Subsidiary Guaranty Agreement or the Notes, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby, by the Notes and by the Subsidiary Guaranty Agreement and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO provided, that such costs and expenses under this clause (c) shall not exceed $3,500. If required by the NAIC, the Company shall obtain and maintain at its own cost and expense a Legal Entity Identifier (LEI).

The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, (1) all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes), (2) any and all wire transfer fees that any bank or other financial institution deducts from any payment under such Note to such holder or otherwise charges to a holder of a Note with respect to a payment under such Note and (3) any judgment, liability, claim, order, decree, fine, penalty, cost, fee, expense (including reasonable attorneys’ fees and expenses) or obligation resulting from the consummation of the transactions contemplated hereby, including the use of the proceeds of the Notes by the Company.

Section 15.2.    Certain Taxes.   The Company agrees to pay all stamp, documentary or similar taxes or fees which may be payable in respect of the execution and delivery or the enforcement of this Agreement or the Subsidiary Guaranty Agreement or the execution and delivery (but not the transfer) or the enforcement of any of the Notes in the United States or any other jurisdiction where the Company or any Subsidiary Guarantor has assets or of any amendment of, or waiver or consent under or with respect to, this Agreement or the Subsidiary Guaranty Agreement or of any of the Notes, and to pay any value added tax due and payable in respect of reimbursement of costs and expenses by the Company pursuant to this Section 15, and will save each holder of a Note to the extent permitted by applicable law harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax or fee required to be paid by the Company hereunder.

Section 15.3.    Survival.   The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any

Provision of this Agreement, the Subsidiary Guaranty Agreement or the Notes, and the termination of this Agreement.

SECTION 16.        SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement, the Notes and the Subsidiary Guaranty Agreement embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17.        AMENDMENT AND WAIVER.

Section 17.1.    Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), only with the written consent of the Company and the Required Holders, except that:

(a)        no amendment or waiver of any of Sections 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing; and

(b)        no amendment or waiver may, without the written consent of each Purchaser and the holder of each Note at the time outstanding, (1) subject to Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of (i) interest on the Notes or (ii) the Make-Whole Amount, (2) change the percentage of the principal amount of the Notes the holders of which are required to consent to any amendment or waiver, or (3) amend any of Sections 8 (except as set forth in the second sentence of Section 8.2), 11(a), 11(b), 12, 17 or 20.

Section 17.2.    Solicitation of Holders of Notes.

(a)        Solicitation. The Company will provide each holder of a Note with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes or the Subsidiary Guaranty Agreement. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to this Section 17 or the Subsidiary Guaranty Agreement to each holder of a Note promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b)        Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of a Note as consideration for or as an inducement to the entering into by such holder of any waiver or amendment of any of the terms and provisions hereof or of the Subsidiary Guaranty Agreement or of any Note unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of a Note even if such holder did not consent to such waiver or amendment.

(c)        Consent in Contemplation of Transfer. Any consent given pursuant to this Section 17 or the Subsidiary Guaranty Agreement by a holder of a Note that has transferred or has agreed to transfer its Note to (1) the Company, (2) any Subsidiary or any other Affiliate or (3) any other Person in connection with, or in anticipation of, such other Person acquiring, making a tender offer for or merging with the Company and/or any of its Affiliates, in each case in connection with such consent, shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.

Section 17.3.    Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 17 or the Subsidiary Guaranty Agreement applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and any holder of a Note and no delay in exercising any rights hereunder or under any Note or under the Subsidiary Guaranty Agreement shall operate as a waiver of any rights of any holder of such Note.

Section 17.4.    Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, the Subsidiary Guaranty Agreement or the Notes, or have directed the taking of any action provided herein or in the Subsidiary Guaranty Agreement or the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

SECTION 18.         NOTICES.

Except to the extent otherwise provided in Section 7.4, all notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by an internationally recognized overnight delivery service (charges prepaid). Any such notice must be sent:

(1)        if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in the Purchaser Schedule, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,

(2)        if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

(3)        if to the Company, to the Company at its address set forth at the beginning hereof to the attention of the Chief Administrative Officer & Global General Counsel, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

SECTION 19.        REPRODUCTION OF DOCUMENTS.

This Agreement and all documents relating hereto, including (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20.        CONFIDENTIAL INFORMATION.

For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (1) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (2) its auditors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with this Section 20, (3) any other holder of any Note, (4) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 20), (5) any Person from which it offers to purchase any Security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 20), (6) any federal or state regulatory authority having jurisdiction over such Purchaser, (7) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (8) any other Person to which such delivery or disclosure may be necessary or appropriate (i) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (ii) in response to any subpoena or other legal process, (iii) in connection with any litigation to which such Purchaser is a party or (iv) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes, this Agreement or the Subsidiary Guaranty Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying this Section 20.

In the event that as a condition to receiving access to information relating to the Company or its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 20, this Section 20 shall not be amended thereby and, as between such Purchaser or such holder and the Company, this Section 20 shall supersede any such other confidentiality undertaking.

SECTION 21.        SUBSTITUTION OF PURCHASER.

Each Purchaser shall have the right to substitute any one of its Affiliates or another Purchaser or any one of such other Purchaser’s Affiliates (a “Substitute Purchaser”) as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Substitute Purchaser, shall contain such Substitute Purchaser’s agreement to be bound by this Agreement and shall contain a confirmation by such Substitute Purchaser of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Substitute Purchaser in lieu of such original Purchaser. In the event that such Substitute Purchaser is so substituted as a Purchaser hereunder and such Substitute Purchaser thereafter transfers to such original Purchaser all of the Notes then held by such Substitute Purchaser, upon receipt by the Company of notice of such transfer, any reference to such Substitute Purchaser as a “Purchaser” in this Agreement (other than in this Section 21), shall no longer be deemed to refer to such Substitute Purchaser, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

SECTION 22.         MISCELLANEOUS.

Section 22.1.    Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including any subsequent holder of a Note) whether so expressed or not, except that, subject to Section 10.2, the Company may not assign or otherwise transfer any of its rights or obligations hereunder or under the Notes without the prior written consent of each holder. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto and their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement.

Section 22.2.    Accounting Terms.

(a)        All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP.

(b)        If the Company notifies the holders of Notes that, in its reasonable opinion, or if the Required Holders notify the Company that, in their reasonable opinion, as a result of any change in GAAP from time to time (a “Subsequent Change”), any of the financial covenants contained in this Agreement or any of the defined terms used therein no longer apply as intended such that such covenants are materially more or less restrictive to the Company than are such covenants immediately prior to giving effect to such Subsequent Change, the Company and the holders of Notes shall negotiate in good faith to reset or amend such covenants or defined terms so as to negate such Subsequent Change, or to establish alternative covenants or defined terms. Until the Company and the Required Holders so agree to reset, amend or establish alternative covenants or defined terms, the financial covenants contained in this Agreement, together with the relevant defined terms, shall continue to apply and compliance therewith shall be determined assuming that the

Subsequent Change shall not have occurred (“Static GAAP”). During any period that compliance with any covenants shall be determined pursuant to Static GAAP, the Company shall include relevant reconciliations in reasonable detail between GAAP and Static GAAP with respect to the applicable covenant compliance calculations contained in each certificate of a Senior Financial Officer delivered pursuant to Section 7.2(a) during such period.

(c)        Except as otherwise specifically provided herein, (1) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (2) all financial statements shall be prepared in accordance with GAAP. For purposes of determining compliance with this Agreement (including Section 9, Section 10 and the definition of “Indebtedness”), (i) any election by the Company to measure any financial liability using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825-10-25 – Fair Value Option, International Accounting Standard 39 – Financial Instruments: Recognition and Measurement or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made and (ii) the determination of whether a lease is to be treated as an operating lease or capital lease shall be made without giving effect to any change in accounting for leases pursuant to GAAP resulting from the implementation of Accounting Standards Update No. 2016-02, Leases (Topic 842), as issued by the Financial Accounting Standards Board on February 25, 2016.

Section 22.3.    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 22.4.    Construction, Etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

Defined terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein) and, for purposes of the Notes, shall also include any such notes issued in substitution therefor pursuant to Section 13, (b) subject to Section 22.1, any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections, Schedules and Exhibits shall be construed to refer to Sections of, and Schedules and Exhibits to, this Agreement, and (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.

Any reference herein to a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of one or more limited liability companies (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

Section 22.5.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 22.6.    Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 22.7.    Jurisdiction and Process; Waiver of Jury Trial

(a)        The parties hereto irrevocably submit to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, the parties hereto irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)        The parties hereto agree, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 22.7(a) brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment.

(c)        The Company consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 22.7(a) by mailing a copy thereof by registered, certified, priority or express mail (or any substantially similar form of mail), postage prepaid, return receipt or delivery confirmation requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section. The Company agrees that such service upon receipt (1) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (2) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(d)        Nothing in this Section 22.7 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(e)        THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

*    *    *    *    *

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours,

RESMED INC.

By	/s/ David Pendarvis

Name: David Pendarvis
Title: Secretary

This Agreement is hereby

accepted and agreed to as

of the date hereof.

METROPOLITAN LIFE INSURANCE COMPANY
By:	MetLife Investment Advisors, LLC, its
Investment Manager

METLIFE INSURANCE K.K.
By:	MetLife Investment Advisors, LLC, its
Investment Manager

METROPOLITAN PROPERTY AND CASUALTY
INSURANCE COMPANY
By:	MetLife Investment Advisors, LLC, its
Investment Manager

By:	/s/ John A. Wills

Name: John A. Wills
Title: Managing Director

LINCOLN BENEFIT LIFE COMPANY
By:	MetLife Investment Advisors, LLC, its
Investment Manager

By:	/s/ Frank O. Monfalcone

Name: Frank O. Monfalcone
Title: Managing Director

SWISS RE LIFE & HEALTH AMERICA, INC.
By:	MetLife Investment Advisors, LLC, its
Investment Manager

By:	/s/ Judith A. Gulotta

Name: Judith A. Gulotta
Title: Managing Director

[Signature Page to Note Purchase Agreement]

RSUI INDEMNITY COMPANY
By:	MetLife Investment Advisors, LLC, its
Investment Manager

By:	/s/ Frank O. Monfalcone

Name: Frank O. Monfalcone
Title: Managing Director

TRANSATLANTIC REINSURANCE COMPANY
By:	MetLife Investment Advisors, LLC, its
Investment Manager

By:	/s/ Frank O. Monfalcone

Name: Frank O. Monfalcone
Title: Managing Director

ZURICH GLOBAL, LTD.
By:	MetLife Investment Advisors, LLC, its
Investment Manager

ZURICH AMERICAN INSURANCE COMPANY
By:	MetLife Investment Advisors, LLC, its
Investment Manager

By:	/s/ Judith A. Gulotta

Name: Judith A. Gulotta
Title: Managing Director

PENSION AND SAVINGS COMMITTEE, ON BEHALF
OF THE ZURICH AMERICAN INSURANCE
COMPANY MASTER RETIREMENT TRUST
By:	MetLife Investment Advisors, LLC, its
Investment Manager

By:	/s/ Judith A. Gulotta

Name: Judith A. Gulotta
Title: Managing Director

[Signature Page to Note Purchase Agreement]

PENSIONSKASSE DES BUNDES PUBLICA By: MetLife Investment Management Limited, its Investment Manager

By:	/s/ Ewan Macaulay

Name:	Ewan Macaulay

Title:	Authorised Signatory

[Signature Page to Note Purchase Agreement]

This Agreement is hereby

accepted and agreed to as

of the date hereof.

NEW YORK LIFE INSURANCE COMPANY

By:	/s/ Andrew Leisman

Name:	Andrew Leisman

Title:	Corporate Vice President

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

By: NYL Investors LLC, its Investment Manager

By:	/s/ Andrew Leisman

Name:	Andrew Leisman

Title:	Director

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT (BOLI 30C)

By: NYL Investors LLC, its Investment Manager

By:	/s/ Andrew Leisman

Name:	Andrew Leisman

Title:	Director

[Signature Page to Note Purchase Agreement]

THE BANK OF NEW YORK MELLON, A BANKING CORPORATION ORGANIZED UNDER THE LAWS OF NEW YORK, NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS TRUSTEE UNDER THAT CERTAIN TRUST AGREEMENT DATED AS OF JULY 1ST, 2015 BETWEEN NEW YORK LIFE INSURANCE COMPANY, AS GRANTOR, JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.), As BENEFICIARY, JOHN HANCOCK LIFE INSURANCE COMPANY OF NEW YORK, AS BENEFICIARY, AND THE BANK OF NEW YORK MELLON, AS TRUSTEE

By: New York Life Insurance Company, its attorney-in-fact

By: /s/ Andrew Leisman
Name: Andrew Leisman
Title: Corporate Vice President

[Signature Page to Note Purchase Agreement]

This Agreement is hereby

accepted and agreed to as

of the date hereof.

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

By:	Northwestern Mutual Investment Management Company, LLC, its investment adviser

By:	/s/ Bradley T. Kunath
Name: Bradley T. Kunath
Title: Managing Director

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY FOR ITS GROUP ANNUITY SEPARATE ACCOUNT

By:	/s/ Bradley T. Kunath
Name: Bradley T. Kunath
Title: Authorized Representative

[Signature Page to Note Purchase Agreement]

This Agreement is hereby

accepted and agreed to as

of the date hereof.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	Barings LLC, as Investment Adviser

By:	/s/ James Moore
Name: James Moore
Title: Managing Director

YF LIFE INSURANCE INTERNATIONAL LIMITED

By:	Barings LLC, as Investment Adviser

By:	/s/ James Moore
Name: James Moore
Title: Managing Director

[Signature Page to Note Purchase Agreement]

This Agreement is hereby

accepted and agreed to as

of the date hereof.

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

By:	Macquarie Investment Management Advisers, a series of Macquarie Investment Management Business Trust, Attorney in Fact

By:	/s/ Frank LaTorraca
Name:	Frank LaTorraca
Title:	Senior Vice President

[Signature Page to Note Purchase Agreement]

This Agreement is hereby

accepted and agreed to as

of the date hereof.

NATIONWIDE LIFE INSURANCE COMPANY NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY

By:	/s/ Thomas A. Gleason
Name: Thomas A. Gleason
Title: Authorized Signatory

[Signature Page to Note Purchase Agreement]

This Agreement is hereby

accepted and agreed to as

of the date hereof.

AB US DIVERSIFIED CREDIT BM FUND

By:	AllianceBernstein LP, its Investment Advisor

By:	/s/ Amy Judd
Name: Amy Judd
Title: Senior Vice President

[Signature Page to Note Purchase Agreement]

This Agreement is hereby

accepted and agreed to as

of the date hereof.

AXA EQUITABLE LIFE INSURANCE COMPANY

By:	/s/ Amy Judd

Name: Amy Judd
Title: Investment Officer

[Signature Page to Note Purchase Agreement]

This Agreement is hereby

accepted and agreed to as

of the date hereof.

UNITED OF OMAHA LIFE INSURANCE COMPANY

By:	/s/ Lee Martin
Name: Lee Martin
Title: Vice President

[Signature Page to Note Purchase Agreement]

This Agreement is hereby

accepted and agreed to as

of the date hereof.

FIPPGV/PX (INTERNATIONAL) LTD.

By:	/s/ Laurie A. Harding
Name: Laurie A. Harding
Title: Director

[Signature Page to Note Purchase Agreement]

This Agreement is hereby

accepted and agreed to as

of the date hereof.

JACKSON NATIONAL LIFE INSURANCE COMPANY

By:	PPM America, Inc., as attorney in fact, on behalf of Jackson National Life Insurance Company

By:	/s/ Elena Unger
Name: Elena Unger
Title: Vice President

[Signature Page to Note Purchase Agreement]

This Agreement is hereby

accepted and agreed to as

of the date hereof.

PRINCIPAL LIFE INSURANCE COMPANY

By:	Principal Global Investors, LLC, a Delaware limited liability company, its authorized signatory

By:	/s/ Colin Pennycooke
Name: COLIN PENNYCOOKE, Counsel
Title:

By:	/s/ Alex P. Montz
Name: ALEX P. MONTZ, COUNSEL
Title:

PRINCIPAL REINSURANCE COMPANY OF DELAWARE

By:	Principal Global Investors, LLC, a Delaware limited liability company, its authorized signatory

By:	/s/ Colin Pennycooke
Name: COLIN PENNYCOOKE, Counsel
Title:

By:	/s/ Alex P. Montz
Name: ALEX P. MONTZ, COUNSEL
Title:

[Signature Page to Note Purchase Agreement]

PRINCIPAL REINSURANCE COMPANY OF DELAWARE II

By:	Principal Global Investors, LLC, a Delaware limited liability company, its authorized signatory

By:	/s/ Colin Pennycooke
Name: COLIN PENNYCOOKE, Counsel
Title:

By:	/s/ Alex P. Montz
Name: ALEX P. MONTZ, COUNSEL
Title:

PRINCIPAL LIFE INSURANCE COMPANY - PRINCIPAL PRT SEPARATE ACCOUNT

By:	Principal Global Investors, LLC, a Delaware limited liability company, its authorized signatory

By:	/s/ Colin Pennycooke
Name: COLIN PENNYCOOKE, Counsel
Title:

By:	/s/ Alex P. Montz
Name: ALEX P. MONTZ, COUNSEL
Title:

[Signature Page to Note Purchase Agreement]

This Agreement is hereby accepted and agreed to as of the date hereof.

PACIFIC LIFE INSURANCE COMPANY

By:	/s/ Cathy L. Schwartz

Name:	Cathy L. Schwartz

Title:	Assistant Vice President

By:	/s/ Peter S. Fiek

Name:	Peter S. Fiek

Title:	Assistant Secretary

[Signature Page to Note Purchase Agreement]

This Agreement is hereby accepted and agreed to as of the date hereof.

TRANSAMERICA PREMIER LIFE INSURANCE COMPANY

By:	AEGON USA Investment Management, LLC, its investment manager

By:	/s/ Christopher D. Pahlke

Name:	Christopher D. Pahlke
Title:	Vice President

[Signature Page to Note Purchase Agreement]

This Agreement is hereby accepted and agreed to as of the date hereof.

STATE FARM LIFE INSURANCE COMPANY

By:	/s/ Julie Hoyer

Name:	Julie Hoyer
Title:	Investment Executive

By:	/s/ Jeffrey Attwood

Name:	Jeffrey Attwood
Title:	Investment Professional

STATE FARM LIFE AND ACCIDENT ASSURANCE COMPANY

By:	/s/ Julie Hoyer

Name:	Julie Hoyer
Title:	Investment Executive

By:	/s/ Jeffrey Attwood

Name:	Jeffrey Attwood
Title:	Investment Professional

[Signature Page to Note Purchase Agreement]

This Agreement is hereby

accepted and agreed to as

of the date hereof.

AMERICAN EQUITY INVESTMENT LIFE INSURANCE COMPANY

By:	/s/ Jeffrey A. Fossell

Name: Jeffrey A. Fossell
Title: Authorized Signatory

[Signature Page to Note Purchase Agreement]

This Agreement is hereby

accepted and agreed to as

of the date hereof.

CONNECTICUT GENERAL LIFE INSURANCE COMPANY

By: Cigna Investments, Inc. as authorized agent

By:	/s/ Christopher D. Potter

Name:	Christopher D. Potter
Title:	Managing Director

CIGNA LIFE INSURANCE COMPANY OF NEW YORK

By: Cigna Investments, Inc. as authorized agent

By:	/s/ Christopher D. Potter

Name:	Christopher D. Potter
Title:	Managing Director

LIFE INSURANCE COMPANY OF NORTH AMERICA

By: Cigna Investments, Inc. as authorized agent

By:	/s/ Christopher D. Potter

Name:	Christopher D. Potter
Title:	Managing Director

[Signature Page to Note Purchase Agreement]

CIGNA HEALTH AND LIFE INSURANCE COMPANY

By: Cigna Investments, Inc. as authorized agent

By:	/s/ Christopher D. Potter

Name:	Christopher D. Potter
Title:	Managing Director

[Signature Page to Note Purchase Agreement]

This Agreement is hereby

accepted and agreed to as

of the date hereof.

CATHOLIC UNITED FINANCIAL BLUE CROSS AND BLUE SHIELD OF FLORIDA, INC. WESTERN FRATERNAL LIFE ASSOCIATION UNITEDHEALTHCARE INSURANCE COMPANY OPTUM BANK, INC.

By: Securian Asset Management, Inc.

By: /s/ Drew R. Smith
Name: Drew R. Smith
Title: Vice President

[Signature Page to Note Purchase Agreement]

This Agreement is hereby accepted and agreed to as of the date hereof.

AMERICAN FAMILY LIFE INSURANCE COMPANY

By: /s/ David L. Voge
Name: David L. Voge
Title: Director Private Markets

[Signature Page to Note Purchase Agreement]

This Agreement is hereby

accepted and agreed to as

of the date hereof.

CMFG LIFE INSURANCE COMPANY

By: MEMBERS Capital Advisors, Inc., as Investment Advisor

By: /s/ Allen R. Cantrell
Name: Allen R. Cantrell
Title: Managing Director, Investments

[Signature Page to Note Purchase Agreement]

This Agreement is hereby

accepted and agreed to as

of the date hereof.

GENWORTH MORTGAGE INSURANCE COMPANY

By:	/s/ Stuart Shepetin

Name: Stuart Shepetin
Title: Investment Officer

[Signature Page to Note Purchase Agreement]

This Agreement is hereby

accepted and agreed to as

of the date hereof.

LIFE INSURANCE COMPANY OF THE SOUTHWEST

By:	/s/ Ken Weliczka

Name: Ken Weliczka
Title: Head of Private Placements Sentinel Asset Management, Inc.

[Signature Page to Note Purchase Agreement]

This Agreement is hereby

accepted and agreed to as

of the date hereof.

SOUTHERN FARM BUREAU LIFE INSURANCE COMPANY

By:	/s/ David Divine

Name: David Divine
Title: Senior Portfolio Manager

[Signature Page to Note Purchase Agreement]

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Additional Provision” is defined in Section 9.8.

“Acquisition” means any transaction, or any series of related transactions, consummated after the date of the Closing, by which the Company and/or any of its Subsidiaries directly or indirectly (a) acquires any ongoing business or all or substantially all of the assets of any Person engaged in any ongoing business, whether through a purchase of assets, a merger or otherwise, (b) acquires control of securities of a Person engaged in an ongoing business representing more than 50% of the ordinary voting power for the election of directors or other governing position if the business affairs of such Person are managed by a board of directors or other governing body or (c) acquires control of more than 50% of the interests having, directly or indirectly, power to direct or cause the direction of management or policies of any partnership, joint venture, limited liability company, business trust or other Person engaged in an ongoing business that is not managed by a board of directors or other governing body.

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and, with respect to the Company, shall include any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any Person of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Agreement” means this Note Purchase Agreement, including all Schedules and Exhibits attached to this Agreement.

“Anti-Corruption Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding bribery or any other corrupt activity, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010.

“Anti-Money Laundering Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes, including the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act) and the USA PATRIOT Act.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation of any Person, the capitalized amount of the remaining lease payments under the

SCHEDULE A

(to Note Purchase Agreement)

relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease.

“Blocked Person” means (a) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC, (b) a Person, entity, organization, country or regime that is blocked or a target of sanctions that have been imposed under U.S. Economic Sanctions Laws or (c) a Person that is an agent, department or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, any Person, entity, organization, country or regime described in clause (a) or (b).

“Business Day” means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in San Diego, California or New York City are required or authorized to be closed.

“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“Capital Lease Obligations” means all monetary obligations of a Person under any Capital Lease.

“Change of Control” is defined in Section 8.7(f).

“Change of Control Proposed Prepayment Date” is defined in Section 8.7(b).

“Closing” is defined in Section 3.

“Code” means the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder from time to time.

“Company” is defined in the first paragraph of this Agreement.

“Competitor” means any Person who is primarily engaged in a principal line of business in which the Company and its Subsidiaries are engaged on the date of the Closing and described in the Memorandum; provided, however, that the term “Competitor” shall exclude any Person that is an Institutional Investor and that, but for this proviso, would fall within the definition of “Competitor” solely through the holding of passive investments in a Competitor.

“Confidential Information” is defined in Section 20.

“Consolidated EBITDA” means, with respect to any fiscal period, EBITDA of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, consistently applied.

“Consolidated Funded Debt” means, as of the date of any determination thereof, Funded Debt of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, consistently applied.

“Consolidated Tangible Assets” means, as of the date of any determination thereof, the total amount of all assets of the Company and its Subsidiaries minus all goodwill and other intangible assets of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, consistently applied.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “Controlled” and “Controlling” shall have meanings correlative to the foregoing.

“Controlled Entity” means (a) any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates and (b) if the Company has a parent company, such parent company and its Controlled Affiliates.

“Control Event” is defined in Section 8.7(g).

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means that rate of interest per annum that is the greater of (a) 2.00% above the rate of interest stated in clause (a) of the first paragraph of the Notes or (b) 2.00% over the rate of interest publicly announced by Bank of America, N.A. in New York, New York as its “base” or “prime” rate.

“Disclosure Documents” is defined in Section 5.3.

“EBITDA” means, with respect to any fiscal period, and any Person, the sum of (a) Net Income of such Person for that period, plus (b) any non-operating, non-recurring loss (not to exceed $30,000,000) reflected in such Net Income, minus (c) any non-operating, non-recurring gain (not to exceed $30,000,000) reflected in such Net Income, plus (d) Interest Expense of such Person for that period, plus (e) payment or provision for income taxes for that period, plus (f) depreciation, amortization and all other expenses actually taken in connection with equity-based compensation or awards pursuant to Accounting Standards Codification Topic No. 718 for that period, in each case as determined in accordance with GAAP, consistently applied. For the avoidance of doubt, for purposes of calculating EBITDA of the Company with respect to any period in which a Permitted Acquisition occurred, such Permitted Acquisition shall be deemed to have occurred on the first day of such period. Accordingly, as to any such period Net Income, Interest Expense, expense for taxes paid or accrued and each other component contained in the definition of “EBITDA” shall be deemed to include the actual results of the Permitted Acquisition on a pro forma consolidated basis with the Company as if such Permitted Acquisition had occurred on the first day of such period.

“EDGAR” means the SEC’s Electronic Data Gathering, Analysis and Retrieval System or any successor SEC electronic filing system for such purposes.

“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974 and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

“Event of Default” is defined in Section 11.

“Facility Covenant Loosening” is defined in Section 9.8(b).

“FATCA” means (a) sections 1471 through 1474 of the Code, as of the date of the Closing (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), together with any current or future regulations or official interpretations thereof, (b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the United States and any other jurisdiction, which, in either case, facilitates the implementation of the foregoing clause (a), and (c) any agreements entered into pursuant to section 1471(b)(1) of the Code.

“Financial Covenant” means any covenant (whether set forth as a covenant, undertaking, event of default, restriction, prepayment event or other such provision) that requires the Company and/or any Subsidiary to:

(a)        maintain a specified level of net worth, shareholders’ equity, total assets, cash flow or net income;

(b)        maintain any relationship of any component of its capital structure to any other component thereof (including the relationship of indebtedness, subsidiary indebtedness, senior indebtedness, secured indebtedness or subordinated indebtedness to total capitalization, total assets or to net worth); or

(c)        maintain any measure of its ability to service its indebtedness (including exceeding any specified ratio of revenues, cash flow or net income to indebtedness, interest expense, capital expenditures and/or scheduled payments of indebtedness).

“Foreign Subsidiary” means any Subsidiary other than a Subsidiary that is organized under the laws of any state or commonwealth of the United States or the District of Columbia.

“Form 10-K” is defined in Section 7.1(b).

“Form 10-Q” is defined in Section 7.1(a).

“Funded Debt” means, with respect to any Person, all Indebtedness of such Person (other than Indebtedness described in clause (g) of the definition thereof).

“GAAP” means (a) generally accepted accounting principles as in effect from time to time in the United States and (b) for purposes of Section 9.6, with respect to any Subsidiary, generally accepted accounting principles (including International Financial Reporting Standards, as applicable) as in effect from time to time in the jurisdiction of organization of such Subsidiary. The term “consistently applied,” as used in connection with the term GAAP, means that the accounting principles applied are consistent in all material respects with those applied at prior dates or for prior periods.

“Governmental Authority” means

(a)      the government of

(1)        the United States or any state or other political subdivision thereof, or

(2)        any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

(b)    any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (b) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (d) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided, however, that the term “Guarantee” shall not include endorsements of instruments for deposit or collections in the ordinary course of business. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made (unless such Guarantee is limited by its terms to a lesser amount, in which case to the extent of such amount) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The amount of any other Guarantee shall be deemed to be zero unless and until the amount thereof has been (or in accordance with FASB Statement No. 5, should be) quantified and reflected or disclosed in the consolidated financial statements of the Company. The term “Guarantee” as a verb has a corresponding meaning.

“Hazardous Materials” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law, including asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1, provided, however, that if such Person is a nominee, then for the purposes of Sections 7, 8.7, 8.8, 12, 17.2 and 18 and any related definitions in this Schedule A, “holder” shall mean the beneficial owner of such Note whose name and address appears in such register.

“INHAM Exemption” is defined in Section 6.3(e).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)        all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)        all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial) issued for the account of such Person, bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c)        net obligations of such Person under any Swap Contract;

(d)        all obligations of such Person to pay the deferred purchase price of property or services (other than (1) trade and other accounts payable in the ordinary course of business and (2) contingent payments in connection with any Permitted Acquisition except to the extent such payments would be required to be included as a liability on a balance sheet prepared in accordance with GAAP);

(e)        indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being financed by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; provided, that if such indebtedness is non-recourse to such Person, the amount of such indebtedness shall be deemed to be the fair market value of the assets securing such indebtedness as reflected in the books and records of such Person;

(f)        Capital Leases and Synthetic Lease Obligations;

(g)        all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any capital stock or similar equity interests in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; provided that, Indebtedness under this clause (g) shall be excluded from the calculation of “Funded Debt;” and

(h)        without duplication, all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any Capital Lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than $15,000,000 of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

“Interest Expense” means, with respect to any Person and as of the last day of any fiscal period, the sum of (a) all interest, fees, charges and related expenses (in each case as such expenses are calculated according to GAAP) paid or payable (without duplication) for such fiscal period by such Person to a lender in connection with borrowed money (including any obligations for fees, charges and related expenses payable to the issuer of any letter of credit) or the deferred purchase price of assets that are considered “Interest Expense” under GAAP plus (b) the portion of rent paid or payable (without duplication) for such fiscal period by such Person under Capital Lease

Obligations that should be treated as interest in accordance with Financial Accounting Standards Board Statement No. 13.

“Leverage Spike Period” is defined in Section 10.6.

“Lien” means, with respect to any Person, any mortgage, pledge, hypothecation, assignment for security, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest) having substantially the same economic effect as any of the foregoing).

“Limited Condition Acquisition” means a Permitted Acquisition the consummation of which is not conditioned on the availability of, or on obtaining, third party financing; provided that in the event the consummation of any such Acquisition shall not have occurred on or prior to the date that is four months following the signing of the applicable Limited Condition Acquisition Agreement, such Acquisition shall no longer constitute a Limited Condition Acquisition hereunder.

“Limited Condition Acquisition Agreement” means a definitive acquisition agreement for a Limited Condition Acquisition.

“Make-Whole Amount” is defined in Section 8.6.

“Material” means material in relation to the business, operations, affairs, financial condition, assets, properties or prospects of the Company and its Subsidiaries taken as a whole.

“Material Acquisition” means a Permitted Acquisition by the Company or any Subsidiary having total consideration paid or payable (including all Indebtedness incurred, assumed and/or reflected on a consolidated balance sheet of the Company and its Subsidiaries after giving effect to such Permitted Acquisition and the maximum amount of all deferred payments, including earnouts) of greater than $150,000,000.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company to perform its obligations under this Agreement and the Notes, (c) the ability of the Subsidiary Guarantors to perform their obligations under the Subsidiary Guaranty Agreement or (d) the validity or enforceability of this Agreement, the Notes or the Subsidiary Guaranty Agreement.

“Material Credit Facility” means, as to the Company and its Subsidiaries,

(a)        the Amended and Restated Credit Agreement dated as of April 17, 2018 by and among the Company, as borrower, MUFG Union Bank, N.A., as administrative agent,

joint lead arranger, joint book runner, swing line lender and L/C issuer, Westpac Banking Corporation, as syndication agent, joint lead arranger and joint book runner, and the other lenders party thereto, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof;

(b)        the Syndicated Facility Agreement; and

(c)        any other agreement(s) creating or evidencing indebtedness for borrowed money entered into on or after the date of the Closing by the Company or any Subsidiary, or in respect of which the Company or any Subsidiary is an obligor or otherwise provides a guarantee or other credit support (“Credit Facility”), in a principal amount outstanding or available for borrowing equal to or greater than $100,000,000 (or the equivalent of such amount in the relevant currency of payment, determined as of the date of the closing of such facility based on the exchange rate of such other currency); and if no Credit Facility or Credit Facilities equal or exceed such amounts, then the largest Credit Facility (other than an intercompany loan agreement) shall be deemed to be a Material Credit Facility.

“Maturity Date” is defined in the first paragraph of each Note.

“Memorandum” is defined in Section 5.3.

“MFL Notice” is defined in Section 9.8(d).

“MFL Provision” is defined in Section 9.8(a).

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“NAIC” means the National Association of Insurance Commissioners.

“Net Income” means, with respect to any fiscal period, and any Person, the net income of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, consistently applied.

“Non-U.S. Plan” means any plan, fund or other similar program that (a) is established or maintained outside the United States by the Company or any Subsidiary primarily for the benefit of employees of the Company or one or more Subsidiaries residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and (b) is not subject to ERISA or the Code.

“Notes” is defined in Section 1.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

“Other Competitor” means each Competitor other than a Specified Competitor.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Permitted Acquisition” means any Acquisition by any Person (as applicable, the “acquiror”) of all or substantially all of the assets and/or capital stock of another Person or of a business unit engaged in the same or a similar or related line of business as that of the acquiror (the “target”), provided that, to the extent applicable, such Acquisition shall have been approved by a requisite majority of the shareholders, and a disinterested majority of the board of directors (or an equivalent governing body) of, the target; provided further that no Default or Event of Default shall exist at the time of such Acquisition or occur after giving effect to such Acquisition. Notwithstanding the foregoing, solely with respect to a Limited Condition Acquisition, the requirement that no Default or Event of Default exist shall be determined at the time of the execution of the Limited Condition Acquisition Agreement; provided that, in no event shall a Default or Event of Default under Section 11(a), Section 11(h), Section 11(g) or Section 11(i), exist either at the time of execution of the Limited Condition Acquisition Agreement or the date of consummation of such Limited Condition Acquisition. The Company shall provide each holder of Notes with not less than five Business Days’ prior written notice before entering into any proposed Limited Condition Acquisition Agreement; provided that Required Holders may, in their sole discretion, require less than five Business Days’ prior notice or waive such notice requirement.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“Priority Debt” means, as of the date of any determination thereof, without duplication, the sum of (a) all unsecured Indebtedness of Subsidiaries (including all Guarantees of Indebtedness of the Company) but excluding (1) unsecured Indebtedness owing to the Company or a Wholly-Owned Subsidiary, (2) unsecured Indebtedness outstanding at the time such Person became a Subsidiary, provided that such Indebtedness shall not have been incurred in contemplation of such Person becoming a Subsidiary, (3) unsecured Indebtedness of ResMed Proprietary Limited under the Syndicated Facility Agreement in an aggregate principal amount not to exceed $200,000,000 (or the equivalent of such amount in the relevant currency of payment) at any one time outstanding and all unsecured Guarantees thereof by Foreign Subsidiaries and (4) all unsecured Indebtedness of any Subsidiary that has also guaranteed the Notes pursuant to the Subsidiary Guaranty Agreement and (b) all Indebtedness of the Company and its Subsidiaries secured by Liens other than Indebtedness secured by Liens permitted by subparagraphs (a) through (o), inclusive, of Section 10.5.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“PTE” is defined in Section 6.3(a).

“Purchaser” or “Purchasers” means each of the purchasers that has executed and delivered this Agreement to the Company and such Purchaser’s successors and assigns (so long as any such assignment complies with Section 13.2), provided, however, that any Purchaser of a Note that ceases to be the registered holder or a beneficial owner (through a nominee) of such Note as the result of a transfer thereof pursuant to Section 13.2 shall cease to be included within the meaning of “Purchaser” of such Note for the purposes of this Agreement upon such transfer.

“Purchaser Schedule” means the Purchaser Schedule to this Agreement listing the Purchasers of the Notes and including their notice and payment information.

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“QPAM Exemption” is defined in Section 6.3(d).

“Ratable Portion” for any Note means an amount equal to the product of (a) that portion of the net proceeds from a sale of assets being applied to the payment or prepayment of Indebtedness pursuant to Section 10.8(b) multiplied by (b) a fraction, the numerator of which is the aggregate outstanding principal amount of such Note and the denominator of which is the aggregate outstanding principal amount of all senior Indebtedness of the Company or a Restricted Subsidiary receiving any repayment or prepayment (or offer thereof) pursuant to Section 10.8(b).

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (a) invests in Securities or bank loans, and (b) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Required Holders” means at any time on or after the Closing, the holders of more than 50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

“ResMed Proprietary Limited” means ResMed Proprietary Limited, a company formed under the laws of Australia.

“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

“Sale of Assets Prepayment Date” is defined in Section 8.8(a).

“Sale of Assets Prepayment Event” is defined in Section 8.8(a).

“SEC” means the Securities and Exchange Commission of the United States.

“Securities” or “Security” shall have the meaning specified in section 2(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder from time to time in effect.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

“Series A Notes” is defined in Section 1.

“Series B Notes” is defined in Section 1.

“Significant Subsidiary” means (a) a Subsidiary Guarantor, (b) a Subsidiary that either (1) had net income for the fiscal year then most recently ended in excess of five percent of Consolidated EBITDA for such fiscal year or (2) had assets in excess of five percent of the total assets of the Company and its Subsidiaries on a consolidated basis as at the end of the fiscal year then most recently ended and (c) ResMed Proprietary Limited.

“Source” is defined in Section 6.3.

“Specified Competitor” means each of the Persons listed on Schedule 13.2.

“State Sanctions List” means a list that is adopted by any state Governmental Authority within the United States pertaining to Persons that engage in investment or other commercial activities in Iran or any other country that is a target of economic sanctions imposed under U.S. Economic Sanctions Laws.

“Static GAAP” is defined in Section 22.2(b).

“Subsequent Change” is defined in Section 22.2(b).

“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its

Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

“Subsidiary Guarantor” means each Subsidiary that has executed and delivered the Subsidiary Guaranty Agreement or a Subsidiary Guaranty Supplement thereto.

“Subsidiary Guaranty Agreement” is defined in Section 2.2.

“Subsidiary Guaranty Supplement” is defined in Section 9.7(a)(1).

“Substitute Purchaser” is defined in Section 21.

“SVO” means the Securities Valuation Office of the NAIC.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts.

“Syndicated Facility Agreement” the Syndicated Facility Agreement dated as of April 17, 2018 by and among ResMed Proprietary Limited, as borrower, the Company, as parent, MUFG Union Bank, N.A., as administrative agent, joint lead arranger, joint book runner, Westpac Banking Corporation, as syndication agent, joint lead arranger and joint book runner, and the other lenders party thereto, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“United States” means the United States of America.

“United States Person” has the meaning set forth in Section 7701(a)(30) of the Code.

“Unrelated Person” is defined in Section 8.7(h).

“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 and the rules and regulations promulgated thereunder from time to time in effect.

“U.S. Economic Sanctions Laws” means those laws, executive orders, enabling legislation or regulations administered and enforced by the United States pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act and any other OFAC Sanctions Program.

“Wholly-Owned Subsidiary” means, at any time, any Subsidiary all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly-Owned Subsidiaries at such time.

FORM OF SERIES A NOTE

RESMED INC.

3.24% SERIES A SENIOR NOTE DUE JULY 10, 2026

No. AR-__ $___________	__________ __, 20__ PPN: 761152 A*8

FOR VALUE RECEIVED, the undersigned, RESMED INC. (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to ____________, or registered assigns, the principal sum of _____________________ DOLLARS (or so much thereof as shall not have been prepaid) on July 10, 2026 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 3.24% per annum from the date hereof, payable semiannually, on the 10th day of January and July in each year, commencing with the January 10th or July 10th next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (1) on any overdue payment of interest and (2) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 5.24% or (ii) 2.00% over the rate of interest publicly announced by Bank of America, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States at the principal office of Bank of America, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of July 10, 2019 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.3 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing,

SCHEDULE 1(a)

(to Note Purchase Agreement)

a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

RESMED INC.

By
Its

1(a)-2

FORM OF SERIES B NOTE

RESMED INC.

3.45% SERIES B SENIOR NOTE DUE JULY 10, 2029

No. BR-__ $___________	__________ __, 20__ PPN: 761152 A@6

FOR VALUE RECEIVED, the undersigned, RESMED INC. (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to ____________, or registered assigns, the principal sum of _____________________ DOLLARS (or so much thereof as shall not have been prepaid) on July 10, 2029 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 3.45% per annum from the date hereof, payable semiannually, on the 10th day of January and July in each year, commencing with the January 10th or July 10th next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (1) on any overdue payment of interest and (2) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 5.45% or (ii) 2.00% over the rate of interest publicly announced by Bank of America, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States at the principal office of Bank of America, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of July 10, 2019 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.3 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing,

SCHEDULE 1(b)

(to Note Purchase Agreement)

a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

RESMED INC.

By
Its

EXHIBIT SGA            —        Form of Subsidiary Guaranty Agreement

SUBSIDIARY GUARANTY AGREEMENT

Dated as of [__________ __], 20[__]

Re:

3.24% Series A Senior Notes due July 10, 2026

3.45% Series B Senior Notes due July 10, 2029

of

RESMED INC.

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SUBSIDIARY GUARANTY AGREEMENT

Re:

3.24% Series A Senior Notes due July 10, 2026

3.45% Series B Senior Notes due July 10, 2029

of

ResMed Inc.

This SUBSIDIARY GUARANTY AGREEMENT dated as of [__________ __], 20[__] (this “Guaranty”) is entered into on a joint and several basis by each of the undersigned, together with any entity which may become a party hereto by execution and delivery of a Subsidiary Guaranty Supplement in substantially the form set forth as Exhibit A hereto (a “Subsidiary Guaranty Supplement”) (which parties are hereinafter referred to individually as a “Guarantor” and collectively as the “Guarantors”).

R E C I T A L S

A.        Each Guarantor is a direct or indirect wholly-owned Subsidiary of ResMed Inc., a Delaware corporation (the “Company”).

B.        The Company has entered into a Note Purchase Agreement dated as of July 10, 2019 (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Note Agreement”) with each of the purchasers listed in the Purchaser Schedule attached thereto (collectively, the “Purchasers”), providing for, among other things, the issue and sale by the Company to the Purchasers of $500,000,000 aggregate principal amount of its senior notes, of which (1) $250,000,000 aggregate principal amount shall be its 3.24% Series A Senior Notes due July 10, 2026 (the “Series A Notes”) and (2) $250,000,000 aggregate principal amount shall be its 3.45% Series B Senior Notes due July 10, 2029 (the “Series B Notes”; collectively with the Series A Notes and together with each note issued in substitution therefor, the “Notes”). The Purchasers together with their respective successors and assigns are collectively referred to herein as the “Holders.”

C.        The Purchasers have required as a condition of their purchase of the Notes that the Company cause each of the undersigned to enter into this Guaranty and, as set forth in Section 9.7(a) of the Note Agreement, to cause certain other Subsidiaries from time to time to enter into a Subsidiary Guaranty Supplement, and the Company has agreed to cause each of the undersigned to execute this Guaranty and to cause each such other Subsidiary to execute a Subsidiary Guaranty Supplement, in each case in order to induce the Purchasers to purchase the Notes and thereby benefit the Company and its Subsidiaries by providing funds to the Company for the purposes described in Section 5.14 of the Note Agreement.

NOW, THEREFORE, as required by Section 4.11 of the Note Agreement and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, each Guarantor does hereby covenant and agree, jointly and severally, as follows:

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SECTION 2.        Definitions.

Capitalized terms used herein shall have the meanings set forth in the Note Agreement unless defined herein or the context shall otherwise require.

SECTION 3.        Guaranty of Notes and Note Agreement.

(a)    Each Guarantor jointly and severally does hereby irrevocably, absolutely and unconditionally guarantee unto the Holders: (1) the full and prompt payment of the principal of, Make-Whole Amount, if any, and interest (including, without limitation, any interest on any overdue principal, Make-Whole Amount, if any, interest accruing after the commencement of any bankruptcy or similar proceeding, and any additional interest that would accrue but for the commencement of such proceeding and, to the extent permitted by applicable law, on any overdue interest) on the Notes from time to time outstanding, as and when such payments shall become due and payable whether by lapse of time, upon redemption or prepayment, by extension or by acceleration or declaration or otherwise in federal or other immediately available funds of the United States which at the time of payment or demand therefor shall be legal tender for the payment of public and private debts, (2) the full and prompt performance and observance by the Company of each and all of the obligations, covenants and agreements required to be performed or owed by the Company under the terms of the Notes and the Note Agreement and (3) the full and prompt payment, upon demand by any Holder, of all costs and expenses, legal or otherwise (including reasonable attorneys’ fees), if any, payable by the Company pursuant to Section 12.4 or 15.1 of the Note Agreement, or as shall have been expended or incurred in the protection or enforcement of any rights, privileges or liabilities in favor of the Holders under or in respect of this Guaranty or in any consultation or action in connection therewith or herewith.

(b)    To the extent that any Guarantor shall make a payment hereunder (a “Payment”) which, together with all other Payments made by such Guarantor, and taking into account all other Payments previously or concurrently made by any of the other Guarantors, exceeds the amount which such Guarantor would otherwise have paid if each Guarantor had paid the aggregate obligations satisfied by such Payment(s) in the same proportion as such Guarantor’s Allocable Amount (as hereinafter defined) in effect immediately prior to such Payment bore to the Aggregate Allocable Amount (as hereinafter defined) in effect immediately prior to the making of such Payment, then such Guarantor shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Guarantors for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Payment; provided that each Guarantor covenants and agrees that such right of contribution and indemnification and any and all claims of such Guarantor against any other Guarantor, any endorser or against any of their property shall be junior and subordinate in right of payment to the prior indefeasible final payment in cash in full of all of the Notes and satisfaction by the Company of its obligations under the Note Agreement and by the Guarantors of their obligations under this Guaranty and the Guarantors shall not take any action to enforce such right of contribution and indemnification, and the Guarantors shall not accept any payment in respect of such right of contribution and indemnification, until all of the Notes and all amounts payable by the Guarantors hereunder have indefeasibly been finally paid in cash in full and all of the obligations of the Company under the Note Agreement and of the Guarantors under this Guaranty have been satisfied.

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As of any date of determination, (1) the “Allocable Amount” of any Guarantor shall be equal to the maximum amount which could then be claimed by the Holders under this Guaranty without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the United States Bankruptcy Code (11 U.S.C. Sec. 101 et. seq.) or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law; and (2) the “Aggregate Allocable Amount” shall be equal to the sum of the Allocable Amount of all Guarantors.

This clause (b) is intended only to define the relative rights of the Guarantors, and nothing set forth in this clause (b) is intended to or shall impair the obligations of the Guarantors, jointly and severally, to pay any amounts to the Holders as and when the same shall become due and payable in accordance herewith.

Each Guarantor acknowledges that the rights of contribution and indemnification hereunder shall constitute an asset in favor of any Guarantor to which such contribution and indemnification is owing.

SECTION 4.        Guaranty of Payment and Performance.

This is an irrevocable, absolute and unconditional guarantee of payment and performance (and not of collection) and each Guarantor hereby waives, to the fullest extent permitted by law, any right to require that any action on or in respect of any Note or the Note Agreement be brought against the Company or any other Person or that resort be had to any direct or indirect security for the Notes or for this Guaranty or any other remedy. Any Holder may, at its option, proceed hereunder against any Guarantor in the first instance to collect monies when due, the payment of which is guaranteed hereby, without first proceeding against the Company or any other Person and without first resorting to any direct or indirect security for the Notes or for this Guaranty or any other remedy. The liability of each Guarantor hereunder shall in no way be affected or impaired by any acceptance by any Holder of any direct or indirect security for, or other guaranties of, any Indebtedness, liability or obligation of the Company or any other Person to any Holder or by any failure, delay, neglect or omission by any Holder to realize upon or protect any such guarantees, Indebtedness, liability or obligation or any notes or other instruments evidencing the same or any direct or indirect security therefor or by any approval, consent, waiver, or other action taken, or omitted to be taken by any such Holder.

The covenants and agreements on the part of the Guarantors herein contained shall take effect as joint and several covenants and agreements, and references to the Guarantors shall take effect as references to each of them and none of them shall be released from liability hereunder by reason of the guarantee ceasing to be binding as a continuing security on any other of them.

SECTION 5.        General Provisions Relating to the Guaranty.

(a)        Each Guarantor hereby consents and agrees that any Holder or Holders from time to time, with or without any further notice to or assent from any other Guarantor may, without in any manner affecting the liability of any Guarantor under this Guaranty, and upon such terms and conditions as any such Holder or Holders may deem advisable:

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(1)        extend in whole or in part (by renewal or otherwise), modify, change, compromise, release or extend the duration of the time for the performance or payment of any Indebtedness, liability or obligation of the Company or of any other Person (including, without limitation, any other Guarantor) secondarily or otherwise liable for any Indebtedness, liability or obligation of the Company on the Notes, or waive any Default or Event of Default with respect thereto, or waive, modify, amend or change any provision of the Note Agreement, any other agreement or waive this Guaranty; or

(2)        sell, release, surrender, modify, impair, exchange or substitute any and all property, of any nature and from whomsoever received, held by, or for the benefit of, any such Holder as direct or indirect security for the payment or performance of any Indebtedness, liability or obligation of the Company or of any other Person (including, without limitation, any other Guarantor) secondarily or otherwise liable for any Indebtedness, liability or obligation of the Company on the Notes; or

(3)        settle, adjust or compromise any claim of the Company against any other Person (including, without limitation, any other Guarantor) secondarily or otherwise liable for any Indebtedness, liability or obligation of the Company on the Notes.

Each Guarantor hereby ratifies and confirms any such extension, renewal, change, sale, release, waiver, surrender, exchange, modification, amendment, impairment, substitution, settlement, adjustment or compromise and that the same shall be binding upon it, and hereby waives, to the fullest extent permitted by law, any and all defenses, counterclaims or offsets which it might or could have by reason thereof, it being understood that such Guarantor shall at all times be bound by this Guaranty and remain liable hereunder until all of the Notes and all amounts payable by the Guarantors hereunder have indefeasibly been finally paid in cash in full and all of the obligations of the Company under the Note Agreement and of the Guarantors under this Guaranty have been satisfied.

(b)        Each Guarantor hereby waives, to the fullest extent permitted by law:

(1)        notice of acceptance of this Guaranty by the Holders or of the creation, renewal or accrual of any liability of the Company, present or future, or of the reliance of such Holders upon this Guaranty (it being understood that every Indebtedness, liability and obligation described in Section 2 hereof shall conclusively be presumed to have been created, contracted or incurred in reliance upon the execution of this Guaranty);

(2)        demand of payment by any Holder from the Company or any other Person (including, without limitation, any other Guarantor) indebted in any manner on or for any of the Indebtedness, liabilities or obligations hereby guaranteed; and

(3)        presentment for the payment by any Holder or any other Person of the Notes or any other instrument, protest thereof and notice of its dishonor to any party thereto and to such Guarantor.

The obligations of each Guarantor under this Guaranty and the rights of any Holder to enforce such obligations by any proceedings, whether by action at law, suit in equity or otherwise, shall not be subject to any reduction, limitation, impairment or termination (other than termination

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upon the indefeasible payment in cash in full of all of the Notes and all amounts payable by the Guarantors hereunder and the satisfaction of all of the obligations of the Company under the Note Agreement and of the Guarantors under this Guaranty), whether by reason of any claim of any character whatsoever or otherwise and shall not be subject to any defense, set-off, counterclaim (other than any compulsory counterclaim), recoupment or termination whatsoever.

(c)        The obligations of the Guarantors hereunder shall be binding upon the Guarantors and their successors and assigns, shall remain in full force and effect until all of the Notes and all amounts payable by the Guarantors hereunder have indefeasibly been finally paid in cash in full and all of the obligations of the Company under the Note Agreement and of the Guarantors under this Guaranty have been satisfied, and shall remain in full force and effect irrespective of:

(1)         the genuineness, validity, regularity or enforceability of the Notes, the Note Agreement or any other agreement or any of the terms of any thereof, the continuance of any obligation on the part of the Company or any other Person on or in respect of the Notes or under the Note Agreement or any other agreement or the power or authority or the lack of power or authority of the Company to issue the Notes or to execute and deliver the Note Agreement, or any other agreement or of any Guarantor to execute and deliver this Guaranty or to perform any of its obligations hereunder or the existence or continuance of the Company, any Guarantor or any other Person as a legal entity; or

(2)        any default, failure or delay, willful or otherwise, in the performance by the Company, any Guarantor or any other Person of any obligations of any kind or character whatsoever under the Notes, the Note Agreement, this Guaranty or any other agreement; or

(3)        any creditors’ rights, bankruptcy, receivership or other insolvency proceeding of the Company, any Guarantor or any other Person or in respect of the property of the Company, any Guarantor or any other Person or any merger, consolidation, reorganization, dissolution, liquidation, sale of all or substantially all of the assets of or winding up of the Company, any Guarantor or any other Person; or

(4)        impossibility or illegality of performance on the part of the Company, any Guarantor or any other Person of its obligations under the Notes, the Note Agreement, this Guaranty or any other agreement; or

(5)        in respect of the Company or any other Person, any change of circumstances, whether or not foreseen or foreseeable, whether or not imputable to the Company or any other Person, or other impossibility of performance through fire, explosion, accident, labor disturbance, floods, droughts, embargoes, wars (whether or not declared), civil commotion, acts of God or the public enemy, delays or failure of suppliers or carriers, inability to obtain materials, action of any federal or state regulatory body or agency, change of law or any other causes affecting performance, or any other force majeure, whether or not beyond the control of the Company or any other Person and whether or not of the kind hereinbefore specified; or

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(6)        any attachment, claim, demand, charge, Lien, order, process, encumbrance or any other happening or event or reason, similar or dissimilar to the foregoing, or any withholding or diminution at the source, by reason of any taxes, assessments, expenses, Indebtedness, obligations or liabilities of any character, foreseen or unforeseen, and whether or not valid, incurred by or against the Company, any Guarantor or any other Person or any claims, demands, charges or Liens of any nature, foreseen or unforeseen, incurred by the Company, any Guarantor or any other Person, or against any sums payable in respect of the Notes or under the Note Agreement, or this Guaranty, so that such sums would be rendered inadequate or would be unavailable to make the payments herein provided; or

(7)        any order, judgment, decree, ruling or regulation (whether or not valid) of any court of any nation or of any political subdivision thereof or any body, agency, department, official or administrative or regulatory agency of any thereof or any other action, happening, event or reason whatsoever which shall delay, interfere with, hinder or prevent, or in any way adversely affect, the performance by the Company, any Guarantor or any other Person of its respective obligations under or in respect of the Notes, the Note Agreement, this Guaranty or any other agreement; or

(8)        the failure of any Guarantor to receive any benefit from or as a result of its execution, delivery and performance of this Guaranty; or

(9)        any failure or lack of diligence in collection or protection, failure in presentment or demand for payment, protest, notice of protest, notice of default and of nonpayment, any failure to give notice to any Guarantor of failure of the Company, any Guarantor or any other Person to keep and perform any obligation, covenant or agreement under the terms of the Notes, the Note Agreement, this Guaranty or any other agreement or failure to resort for payment to the Company, any Guarantor or to any other Person or to any other guaranty or to any property, security, Liens or other rights or remedies; or

(10)        the acceptance of any additional security or other guaranty, the advance of additional money to the Company or any other Person, the renewal or extension of the Notes or amendments, modifications, consents or waivers with respect to the Notes, the Note Agreement, or any other agreement, or the sale, release, substitution or exchange of any security for the Notes; or

(11)        any merger or consolidation of the Company, any Guarantor or any other Person into or with any other Person or any sale, lease, transfer or other disposition of any of the assets of the Company, any Guarantor or any other Person to any other Person, or any change in the ownership of any shares or other equity interests of the Company, any Guarantor or any other Person; or

(12)        any defense whatsoever that: (i) the Company or any other Person might have to the payment of the Notes (including, principal, Make-Whole Amount, if any, or interest), other than payment thereof in federal or other immediately available funds or (ii) the Company or any other Person might have to the performance or observance of any of the provisions of the Notes, the Note Agreement or any other agreement, whether through

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the satisfaction or purported satisfaction by the Company or any other Person of its debts due to any cause such as bankruptcy, insolvency, receivership, merger, consolidation, reorganization, dissolution, liquidation, winding-up or otherwise; or

(13)    any act or failure to act with regard to the Notes, the Note Agreement, this Guaranty or any other agreement or anything which might vary the risk of any Guarantor or any other Person; or

(14)    any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Guarantor or any other Person in respect of the obligations of any Guarantor or other Person under this Guaranty or any other agreement;

provided that the specific enumeration of the above-mentioned acts, failures or omissions shall not be deemed to exclude any other acts, failures or omissions, though not specifically mentioned above, it being the purpose and intent of this Guaranty and the parties hereto that the obligations of each Guarantor shall be absolute and unconditional and shall not be discharged, impaired or varied except by the payment of the principal of, Make-Whole Amount, if any, and interest on the Notes in accordance with their respective terms whenever the same shall become due and payable as in the Notes provided, at the place specified in and all in the manner and with the effect provided in the Notes and the Note Agreement, as each may be amended or modified from time to time. Without limiting the foregoing, it is understood that repeated and successive demands may be made and recoveries may be had hereunder as and when, from time to time, the Company shall default under or in respect of the terms of the Notes or the Note Agreement and that notwithstanding recovery hereunder for or in respect of any given default or defaults by the Company under the Notes or the Note Agreement, this Guaranty shall remain in full force and effect and shall apply to each and every subsequent default.

(d)        All rights of any Holder under this Guaranty shall be considered to be transferred or assigned at any time or from time to time upon the transfer of any Note held by such Holder whether with or without the consent of or notice to the Guarantors under this Guaranty or to the Company.

(e)        To the extent of any payments made under this Guaranty, the Guarantors shall be subrogated to the rights of the Holder or Holders upon whose Notes such payment was made, but each Guarantor covenants and agrees that such right of subrogation and any and all claims of such Guarantor against the Company, any endorser or other Guarantor or against any of their respective properties shall be junior and subordinate in right of payment to the prior indefeasible final payment in cash in full of all of the Notes and satisfaction by the Company of its obligations under the Note Agreement and by the Guarantors of their obligations under this Guaranty, and the Guarantors shall not take any action to enforce such right of subrogation, and the Guarantors shall not accept any payment in respect of such right of subrogation, until all of the Notes and all amounts payable by the Guarantors hereunder have indefeasibly been finally paid in cash in full and all of the obligations of the Company under the Note Agreement and of the Guarantors under this Guaranty have been satisfied. Notwithstanding any right of any Guarantor to ask, demand, sue for, take or receive any payment from the Company, all rights, Liens and security interests of each Guarantor, whether now or hereafter arising and howsoever existing, in any assets of the Company shall be and hereby are subordinated to the rights, if any, of the Holders in those assets.

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No Guarantor shall have any right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the Notes and the obligations of the Company under the Note Agreement shall have been paid in cash in full and satisfied.

(f)        Each Guarantor agrees that to the extent the Company or any other Person makes any payment on any Note, which payment or any part thereof is subsequently invalidated, voided, declared to be fraudulent or preferential, set aside, recovered, rescinded or is required to be retained by or repaid to a trustee, receiver, or any other Person under any bankruptcy code, common law, or equitable cause, then and to the extent of such payment, the obligation or the part thereof intended to be satisfied shall be revived and continued in full force and effect with respect to the Guarantors’ obligations hereunder, as if said payment had not been made. The liability of the Guarantors hereunder shall not be reduced or discharged, in whole or in part, by any payment to any Holder from any source that is thereafter paid, returned or refunded in whole or in part by reason of the assertion of a claim of any kind relating thereto, including, but not limited to, any claim for breach of contract, breach of warranty, preference, illegality, invalidity or fraud asserted by any account debtor or by any other Person.

(g)        No Holder shall be under any obligation: (1) to marshal any assets in favor of the Guarantors or in payment of any or all of the liabilities of the Company under or in respect of the Notes or the Note Agreement or the obligations of the Guarantors hereunder or (2) to pursue any other remedy that the Guarantors may or may not be able to pursue themselves and that may lighten the Guarantors’ burden, any right to which each Guarantor hereby expressly waives.

(h)        If an event permitting the acceleration of the maturity of the principal amount of the Notes shall at any time have occurred and be continuing and such acceleration shall at such time be prevented or the right of any Holder to receive any payment under any Note shall at such time be delayed or otherwise affected by reason of the pendency against the Company or any other Guarantor of a case or proceeding under a bankruptcy or insolvency law, each Guarantor agrees that, for purposes of this Guaranty and its obligations hereunder, the maturity of such principal amount shall be deemed to have been accelerated with the same effect as if the Holders had accelerated the same in accordance with the terms of the Note Agreement, and such Guarantor shall forthwith pay such accelerated principal of, Make-Whole Amount, if any, and interest on the Notes and any other amounts guaranteed hereunder.

SECTION 6.        Representations and Warranties of the Guarantors.

Each Guarantor represents and warrants to each Holder that:

(a)        Such Guarantor is a corporation or other legal entity duly organized or formed, validly existing and in good standing under the laws of its jurisdiction of organization or formation, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Such Guarantor has the corporate or other power and authority (1) to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact and (2) to execute and deliver this Guaranty and to perform the provisions hereof, except, in each case referred to in

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clause (1) above, where the failure to have such power and authority could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)        This Guaranty has been duly authorized by all necessary corporate or other action on the part of such Guarantor, and this Guaranty constitutes a legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except as such enforceability may be limited by (1) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c)        The execution, delivery and performance by such Guarantor of this Guaranty will not (1) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of such Guarantor or any of its Subsidiaries under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter, regulations or by-laws, shareholders agreement or any other agreement or instrument to which such Guarantor or any of its Subsidiaries is bound or by which such Guarantor or any of its Subsidiaries or any of their respective properties may be bound or affected, (2) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to such Guarantor or any of its Subsidiaries or (3) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to such Guarantor or any of its Subsidiaries.

(d)        No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by such Guarantor of this Guaranty.

SECTION 7.        Amendments, Waivers and Consents.

(a)        This Guaranty may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), only with the written consent of each Guarantor and the Required Holders, except that (1) no amendment or waiver of any of the provisions of Sections 3, 4 or 5, or any defined term (as it is used therein), will be effective as to any Holder unless consented to by such Holder in writing and (2) no amendment or waiver may, without the written consent of each Holder, (i) change the percentage of the principal amount of the Notes the Holders of which are required to consent to any such amendment or waiver or (ii) amend Section 2 or this Section 6. No consent of the Holders or the Guarantors shall be required in connection with the execution and delivery of a Subsidiary Guaranty Supplement or other addition of any additional Guarantor, and each Guarantor, by its execution and delivery of this Guaranty (or Subsidiary Guaranty Supplement) consents to the addition of each additional Guarantor.

(b)        The Guarantors will provide each Holder with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof. The Guarantors will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 6 to each Holder promptly following the date on which it is executed and delivered by, or receives the consent or

E-SGA-10

approval of, the requisite Holders. The Guarantors will deliver executed copies of each executed Subsidiary Guaranty Supplement to each Holder promptly following the date on which it is executed.

(c)        No Guarantor will, directly or indirectly, pay or cause to be paid any remuneration, whether by way of fee or otherwise, or grant any security or provide other credit support, to any Holder as consideration for or as an inducement to the entering into by such Holder of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support is concurrently provided, on the same terms, ratably to each Holder even if such Holder did not consent to such waiver or amendment.

(d)        Any consent given pursuant to this Section 6 by a Holder that has transferred or has agreed to transfer its Note to (1) the Company, (2) any Subsidiary or any other Affiliate or (3) any other Person in connection with, or in anticipation of, such other Person acquiring, making a tender offer for or merging with the Company and/or any of its Affiliates, in each case in connection with such consent, shall be void and of no force or effect except solely as to such Holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other Holders that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such Holder.

(e)        Any amendment or waiver consented to as provided in this Section 6 applies equally to all Holders affected thereby and is binding upon them and upon each future holder and upon the Guarantors. No such amendment or waiver will extend to or affect any obligation, covenant or agreement not expressly amended or waived, or impair any right consequent thereon. No course of dealing between any Guarantor and any Holder nor any delay in exercising any rights hereunder shall operate as a waiver of any rights of any Holder. As used herein, the term “this Guaranty” and references thereto shall mean this Guaranty as it may from time to time be amended or supplemented.

(f)        Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding have approved or consented to any amendment, waiver or consent to be given under this Guaranty, or have directed the taking of any action provided herein to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by any Guarantor, the Company or any of their Affiliates shall be deemed not to be outstanding.

SECTION 8.        Notices.

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service (charges prepaid), (b) by registered or certified mail with return receipt requested (postage prepaid) or (c) by an internationally recognized overnight delivery service (charges prepaid). Any such notice must be sent:

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(1)        if to a Purchaser or its nominee, to such Purchaser or its nominee at the address specified for such communications in the Purchaser Schedule, or at such other address as such Purchaser or its nominee shall have specified to the Guarantors and the Company in writing,

(2)        if to any other Holder, to such Holder at such address as such Holder shall have specified to the Guarantors and the Company in writing, or

(3)        if to any Guarantor, to such Guarantor c/o the Company at the address set forth at the beginning of the Note Agreement to the attention of the Chief Administrative Officer & Global General Counsel, or at such other address as such Guarantor shall have specified to the Holders in writing.

Notices under this Section 7 will be deemed given only when actually received.

SECTION 9.        Miscellaneous.

(a)        No remedy herein conferred upon or reserved to any Holder is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Guaranty now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to entitle any Holder to exercise any remedy reserved to it under this Guaranty, it shall not be necessary for such Holder to physically produce its Note in any proceedings instituted by it or to give any notice, other than such notice as may be herein expressly required.

(b)        The Guarantors will pay all sums becoming due under this Guaranty by the method and at the address specified for such purpose for such Holder, in the case of a Holder that is a Purchaser, on the Purchaser Schedule, or by such other method or at such other address as any Holder shall have from time to time specified to the Guarantors and the Company in writing for such purpose, without the presentation or surrender of this Guaranty or any Note.

(c)        Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

(d)        If the whole or any part of this Guaranty shall be now or hereafter become unenforceable against any one or more of the Guarantors for any reason whatsoever or if it is not executed by any one or more of the Guarantors, this Guaranty shall nevertheless be and remain fully binding upon and enforceable against each other Guarantor as if it had been made and delivered only by such other Guarantors.

(e)        This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of each Holder and its successors and assigns so long as its Notes

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remain outstanding and unpaid. If any Guarantor enters into any consolidation or merger, pursuant to which such Guarantor or another Guarantor is not the surviving entity (the “Successor Person”), the Successor Person shall execute and deliver to each Holder its assumption of the due and punctual performance and observance of each covenant and condition of this Guaranty (pursuant to such agreements and instruments as shall be reasonably satisfactory to the Required Holders).

(f)        This Guaranty may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

(g)        This Guaranty shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

(h)        Each Guarantor and each Holder irrevocably submits to the non-exclusive jurisdiction of any New York State or U.S. federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Guaranty. To the fullest extent permitted by applicable law, each Guarantor and each Holder irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(i)        Each Guarantor and each Holder agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 8(h) above brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment.

(j)        Each Guarantor consents to process being served by or on behalf of any Holder in any suit, action or proceeding of the nature referred to in Section 8(h) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 7 or at such other address of which such Holder shall then have been notified pursuant to said Section. Each Guarantor agrees that such service upon receipt (1) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (2) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(k)        Nothing in Section 8(h), 8(i) or 8(j) shall affect the right of any Holder to serve process in any manner permitted by law, or limit any right that any Holder may have to bring

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proceedings against any Guarantor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(L)        EACH GUARANTOR HEREBY WAIVES AND, BY ITS ACCEPTANCE HEREOF, EACH HOLDER HEREBY WAIVES, TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS GUARANTY OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH.

*    *    *    *    *

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IN WITNESS WHEREOF, the undersigned has caused this Guaranty Agreement to be duly executed by an authorized representative as of the date first written above.

RESMED CORP.

By:

Name: David Pendarvis
Title: Secretary

RESMED MOTOR TECHNOLOGIES INC.

By:

Name: David Pendarvis
Title: Secretary

BIRDIE INC.

By:

Name: David Pendarvis
Title: Secretary

INOVA LABS, INC.

By:

Name: David Pendarvis
Title: Secretary

BRIGHTREE LLC

By:

Name: Glen McDonnell
Title: Secretary

[Signature Page to Subsidiary Guaranty Agreement]

BRIGHTREE HOME HEALTH & HOSPICE LLC

By:

Name: David Pendarvis
Title: Secretary

BRIGHTREE PATIENT COLLECTIONS LLC

By:

Name: Glen McDonnell
Title: Secretary

RESMED OPERATIONS INC.

By:

Name: David Pendarvis
Title: Secretary

HEALTHCAREFIRST HOLDING COMPANY

By:

Name: David Pendarvis
Title: Secretary

HCF HOLDCO COMPANY

By:

Name: David Pendarvis
Title: Secretary

HEALTHCAREFIRST, INC.

By:

Name: David Pendarvis
Title: Secretary

[Signature Page to Subsidiary Guaranty Agreement]

CAREFACTS INFORMATION SYSTEMS, LLC

By:

Name: David Pendarvis
Title: Secretary
LEWIS COMPUTER SERVICES, LLC

By:

Name: David Pendarvis
Title: Secretary

MATRIXCARE HOLDINGS INC.

By:

Name: David Pendarvis
Title: Secretary

MATRIXCARE, INC.

By:

Name: James Evans
Title: Secretary

RECIPROCAL LABS CORPORATION

By:

Name: David Pendarvis
Title: Secretary

RESMED SAAS INC.

By:

Name: David Pendarvis
Title: Secretary

[Signature Page to Subsidiary Guaranty Agreement]

SUBSIDIARY GUARANTY SUPPLEMENT

To the Holders (as defined in the hereinafter

defined Guaranty Agreement)

Ladies and Gentlemen:

WHEREAS, ResMed Inc., a Delaware corporation (the “Company”), has issued $500,000,000 aggregate principal amount of its senior notes of which (a) $250,000,000 aggregate principal amount are its 3.24%% Series A Senior Notes due July 10, 2026 (the “Series A Notes”), and (b) $250,000,000 aggregate principal amount are its 3.45% Series B Senior Notes due July 10, 2029 (the “Series B Notes;”; collectively with the Series A Notes and together with each note issued in substitution therefor, the “Notes”) pursuant to that certain Note Purchase Agreement dated as of July 10, 2019 (the “Note Agreement”) among the Company and each of the purchasers listed in the Purchaser Schedule attached to said Note Agreement (the “Purchasers”) for the purposes described in Section 5.14 of the Note Agreement. Capitalized terms used herein shall have the meanings set forth in the hereinafter defined Guaranty Agreement unless herein defined or the context shall otherwise require.

WHEREAS, as a condition precedent to their purchase of the Notes, the Purchasers required that certain Subsidiaries of the Company from time to time enter into that certain Subsidiary Guaranty Agreement dated as of July 10, 2019 as security for the Notes (as amended, supplemented, restated or otherwise modified from time to time, the “Guaranty Agreement”).

Pursuant to Section 9.7(a) of the Note Agreement, the Company has agreed to cause the undersigned, ____________, a [corporation] organized under the laws of ______________ (the “Additional Guarantor”), to join in the Guaranty Agreement. In accordance with the requirements of the Guaranty Agreement, the Additional Guarantor desires to supplement the definition of Guarantor (as the same may have been heretofore supplemented) set forth in the Guaranty Agreement so that at all times from and after the date hereof, the Additional Guarantor shall be jointly and severally liable as set forth in the Guaranty Agreement for the obligations of the Company under the Notes and the Note Agreement and to the extent and in the manner set forth in the Guaranty Agreement.

The execution by the undersigned of this Subsidiary Guaranty Supplement shall evidence such Additional Guarantor’s consent to and acknowledgment and approval of the terms set forth herein and in the Guaranty Agreement and its agreement to be bound by the covenants, terms and provisions of the Guaranty Agreement as a Guarantor thereunder and by

Exhibit A

(to Subsidiary Guaranty Agreement)

such execution the Additional Guarantor shall be deemed to have made in favor of the Holders the representations and warranties set forth in Section 5 of the Guaranty Agreement.

Upon execution of this Subsidiary Guaranty Supplement, the Guaranty Agreement shall be deemed to be supplemented as set forth above. Except as supplemented herein, the terms and provisions of the Guaranty Agreement are hereby ratified, confirmed and approved in all respects.

Any and all notices, requests, certificates and other instruments (including the Notes) may refer to the Guaranty Agreement without making specific reference to this Subsidiary Guaranty Supplement, but nevertheless all such references shall be deemed to include this Subsidiary Guaranty Supplement unless the context shall otherwise require.

This Subsidiary Guaranty Supplement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

This Subsidiary Guaranty Supplement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

(Signature Page Follows)

Dated: _________________, 20    .

[NAME OF ADDITIONAL GUARANTOR(S)]

By: ____________________________
Name: __________________________
Title: __________________________